TERM LOAN AGREEMENT




	Dated as of May 28, 1998




	among




	AZTAR CORPORATION




	THE LENDERS HEREIN NAMED




	and




	BANK OF AMERICA NATIONAL
	TRUST AND SAVINGS ASSOCIATION, as Administrative Agent

	TABLE OF CONTENTS



Article 1  DEFINITIONS AND ACCOUNTING TERMS	2

1.1  Defined Terms
1.2  Use of Defined Terms
1.3  Accounting Terms
1.4  Rounding
1.5  Exhibits and Schedules
1.6  References to "Borrower and its Subsidiaries"
1.7  Miscellaneous Terms

Article 2  LOANS

2.1  Loans-General
2.2  Designation of Interest Periods
2.3  Voluntary Reduction of Commitment
2.4  Automatic Reduction of Commitment
2.5  Optional Termination of Commitment
2.6  Increase of Commitment
2.7  Administrative Agent's Right to Assume Funds Available for Advances
2.8  Collateral and Guaranty
2.9  Senior Indebtedness

Article 3  PAYMENTS AND FEES

3.1  Principal and Interest
3.2  Arrangement Fee
3.3  Upfront Fees
3.4  Agency Fees
3.5  Increased Commitment Costs
3.6  Eurodollar Costs and Related Matters
3.7  Late Payments
3.8  Computation of Interest and Fees
3.9  Non-Banking Days
3.10  Manner and Treatment of Payments
3.11  Funding Sources
3.12  Failure to Charge Not Subsequent Waiver
3.13 Administrative Agent's Right to Assume Payments Will be Made by Borrower
3.14  Fee Determination Detail
3.15  Survivability

Article 4  REPRESENTATIONS AND WARRANTIES

4.1  Existence and Qualification; Power; Compliance With Laws
4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations
4.3  No Governmental Approvals Required
4.4  Subsidiaries
4.5  Financial Statements
4.6  No Other Liabilities; No Material Adverse Changes
4.7  Title to Property
4.8  Intangible Assets
4.9  Public Utility Holding Company Act
4.10  Litigation
4.11  Binding Obligations
4.12  No Default
4.13  ERISA
4.14  Regulations T, U and X; Investment Company Act
4.15  Disclosure
4.16  Tax Liability
4.17  Projections
4.18  Hazardous Materials
4.19  Developed Properties
4.20  Gaming Laws
4.21  Security Interests

Article 5  AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND
                REPORTING REQUIREMENTS)

5.1  Payment of Taxes and Other Potential Liens
5.2  Preservation of Existence
5.3  Maintenance of Properties
5.4  Maintenance of Insurance
5.5  Compliance With Laws
5.6  Inspection Rights
5.7  Keeping of Records and Books of Account
5.8  Compliance With Agreements
5.9  Use of Proceeds
5.10  Future Collateral
5.11  New Significant Subsidiaries
5.12  Hazardous Materials Laws
5.13	Intercompany Notes

Article 6  NEGATIVE COVENANTS

6.1  Disposition of Property
6.2  Mergers
6.3  Restricted Payments
6.4  Indebtedness
6.5  Liens
6.6  Transactions with Affiliates
6.7  Significant Subsidiaries
6.8  Amendments to Subordinated Obligations
6.9  Amendments to Amended Revolver

Article 7  INFORMATION AND REPORTING REQUIREMENTS

7.1  Financial and Business Information
7.2  Compliance Certificates

Article 8  CONDITIONS

8.1  Initial Advances

Article 9  EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF
     DEFAULT

9.1  Events of Default
9.2  Remedies Upon Event of Default

Article 10  THE ADMINISTRATIVE AGENT

10.1  Appointment and Authorization
10.2  Administrative Agent and Affiliates
10.3  Proportionate Interest in any Collateral
10.4  Lenders' Credit Decisions
10.5  Action by Administrative Agent
10.6  Liability of Administrative Agent
10.7  Indemnification
10.8  Successor Administrative Agent
10.9  Foreclosure on Collateral
10.10  No Obligations of Borrower

Article 11  MISCELLANEOUS

11.1  Cumulative Remedies; No Waiver
11.2  Amendments; Consents
11.3  Costs, Expenses and Taxes
11.4  Nature of Lenders' Obligations
11.5  Survival of Representations and Warranties
11.6  Notices
11.7  Execution of Loan Documents
11.8  Binding Effect; Assignment
11.9  Right of Setoff
11.10  Sharing of Setoffs
11.11  Indemnity by Borrower
11.12  Nonliability of the Lenders
11.13  No Third Parties Benefited
11.14  Confidentiality
11.15  Further Assurances
11.16  Integration
11.17  Governing Law
11.18  Severability of Provisions
11.19  Headings
11.20  Time of the Essence
11.21  Foreign Lenders and Participants
11.22  Hazardous Material Indemnity
11.23  Gaming Boards
11.24  Removal of a Lender
11.25  Release of Tropicana Collateral
11.26  Termination; Release of Liens
11.27  Other Lien Releases
11.28  Waiver of Right to Trial by Jury
11.29  Purported Oral Amendments


Exhibits

A   - Commitment Assignment and Acceptance
B   - Compliance Certificate
C   - Confirmation of Guaranty
D   - Global Collateral Documents Amendment
E   -  Global Assignment and Release
F   -  Intercreditor Agreement
G   - Note
H-1- Opinion of Counsel
H-2- Opinion of Counsel
H-3- Opinion of Counsel
H-4- Opinion of Counsel
H-5- Opinion of Counsel
J   -   Request for Loan
K  -   Request for Re-Pricing

Schedules

1.1	Lender Commitments
4.3	Governmental Approvals
4.4	Subsidiaries
4.7	Existing Liens and Negative Pledges
4.8	Trademarks and Trade Names
4.10	Material Litigation
4.18 	Environmental Matters
4.19	 Developed Properties

	TERM LOAN AGREEMENT

	Dated as of May 28, 1998


This TERM LOAN AGREEMENT ("Agreement") is entered into by and among Aztar Corporation, a Delaware corporation ("Borrower"), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the
"Lenders" and individually, a "Lender"), and Bank of America National Trust and Savings Association, as
Administrative Agent with respect to the following:

A.	Borrower (together with certain of its Subsidiaries,
as co-borrowers on a joint and several basis, herein the "Co-Borrower Subsidiaries") has heretofore entered that certain Reducing Revolving Loan Agreement dated as of October 4, 1994 (as amended, the "Prior Revolver") with the Administrative Agent and the lenders (the "Prior Lenders") party thereto. The obligations of Borrower (and the Co-Borrower Subsidiaries) are guaranteed by other Subsidiaries of Borrower pursuant to a Subsidiary
Guaranty (as defined in the Prior Revolver) and secured by the Collateral Documents (as defined in the Prior Revolver).

B.	Borrower has requested that the credit facility
created under the Prior Revolver be transformed into two credit facilities: a reducing revolving credit facility to be evidenced by an Amended and Restated Reducing
Revolving Loan Agreement of even date herewith (the
"Amended Revolver") and a $50,000,000 term credit facility to be evidenced by this Agreement, with new lenders joining either new credit facility and with differing participation levels for the continuing lenders in the reducing revolving credit facility. In connection therewith, the Co-Borrower Subsidiaries will be released as co-obligors under the Prior Revolver, but will become party to the Subsidiary Guaranty. The Collateral (as defined in the Prior Revolver) under the Collateral
Documents will continue to secure the obligations of Borrower and the Subsidiary Guarantors with respect to the Amended Revolver and this Agreement on a pari-passu basis pursuant to an Intercreditor Agreement (defined below). The Prior Lenders are willing to so transform the credit facilities as requested by Borrower.

C.	Concurrently herewith, pursuant to the Global
Assignment and Release (defined below), the Prior
Lenders have assigned, with the consent of Borrower, their rights and obligations under the Prior Revolver to the Lenders under this Agreement and to the Revolver
Lenders (defined below) under the Amended Revolver, and the Lenders and Revolver Lenders, respectively, have assumed such rights and obligations as evidenced, respectively, by this Agreement and the Amended
Revolver.  Pursuant to the Global Assignment and
Release, certain of the Prior Lenders will be released from all further right and obligation under the Prior Revolver and the Co-Borrower Subsidiaries will be released from their obligations as co-borrowers under the Prior
Revolver.

D.	Concurrently with the Prior Revolver, the Prior
Lenders also extended an amortizing loan credit facility to Tropicana Enterprises ("TEGP"), a general partnership of which a Subsidiary of Borrower is a 50% general partner, pursuant to the Second Amended and Restated Loan
Agreement dated as of October 4, 1994 (the "Prior TEGP
Loan Agreement"). The Prior TEGP Loan Agreement is secured by its own collateral and not by the Collateral under the Collateral Documents. The Prior Lenders were required to maintain the same Pro Rata Share of the Commitment under the Prior Revolver as under the Prior
TEGP Loan Agreement and that requirement will continue with respect to the Amended Revolver and the TEGP
Loan Agreement (defined below), but not with respect to this Agreement. Pursuant to the Global Assignment and Release, the Prior Lenders will also assign, with the consent of TEGP, their respective rights and obligations under the Prior TEGP Loan Agreement to the Lenders under the TEGP Loan Agreement, and the Lenders will assume such rights and obligations as evidenced by the TEGP Loan Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

	Article 1
	DEFINITIONS AND ACCOUNTING TERMS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

"Administrative Agent" means Bank of America National
Trust and Savings Association, when acting in its capacity as the Administrative Agent under any of the Loan
Documents, or any successor Administrative Agent.

"Administrative Agent's Office" means the Administrative
Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative
Agent hereafter may designate by written notice to Borrower and the Lenders.

"Advance" means any advance made or to be made by any Lender to Borrower as provided in Article 2, and includes each Alternate Base Rate Advance and Eurodollar Rate
Advance.

"Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other
Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

"Agreement" means this Term Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

"AIGC" means Aztar Indiana Gaming Corporation, an
Indiana corporation.

"Alternate Base Rate" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of
(a) the Reference Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1%
(50 basis points).

"Alternate Base Rate Advance" means, for purposes of
Section 3.6, an Advance deemed extended by a Lender to Borrower bearing interest at the Alternate Base Rate.

"Amended Revolver" has the meaning set forth in the Recitals to this Agreement.

"AMGC" means Aztar Missouri Gaming Corporation, a
Missouri corporation.

"Amortization Amount" means (a) with respect to each Amortization Date during the period commencing
September 30, 1999 and ending June 30, 2004, the sum of
(i) $125,000 plus (ii) an amount equal to .0025 (.25%)
times the amount of any increase in the Commitment pursuant to Section 2.6 and (b) with respect to each Amortization Date during the period commencing on September 30, 2004 and ending on the Maturity Date, the sum of (i) $11,875,000 plus (ii) an amount equal to twenty-five percent (25%) of the result obtained by subtracting (A) that portion of the Amortization Amounts described in clause (a)(ii) above paid during the period
September 30, 1999 through June 30, 2004 from (B) the amount of any increase in the Commitment pursuant to
Section 2.6.

"Amortization Date" means September 30, 1999 and each
Quarterly Payment Date thereafter.

"Ancillary Collateral Documents" means such ancillary documents amending, or providing a memorandum for recordation of, the Collateral Documents (including amendments to each of the Deeds of Trust) as the Administrative Agent reasonably determines are necessary or desirable, as notified to Borrower at least two (2)
Banking Days prior to the Closing Date.

"ANI" means Adamar of Nevada, a Nevada corporation.

"ANJI" means Adamar of New Jersey, Inc., a New Jersey corporation.

"Arranger" means BancAmerica Robertson Stephens.

"Atlantic City Deeds of Trust" means the deeds of trust and assignment of rents and leases executed and delivered by ANJI and certain Significant Subsidiaries covering the Atlantic City Property in the form of Exhibit N to the Prior Revolver, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Atlantic City Property" means the real property and improvements thereon known as the "Tropicana Casino and Resort" and certain related property, comprised of
(a) a parcel of approximately 4 acres located in Atlantic City, New Jersey on which the original casino-hotel is located, (b) a parcel of approximately 3.1 acres located in Atlantic City, New Jersey on which the expansion portion of the casino-hotel is located, (c) a parcel of approximately 1.1 acres located in Atlantic City, New Jersey on which a transportation center is located,
(d) a parcel of approximately 1.1 acres located in Atlantic City, New Jersey on which a parking garage is located,
(e) 23 parcels in "Block C-9" aggregating approximately
2.7 acres located in Atlantic City, New Jersey on which a parking lot is constructed and (f) a parcel of approximately
3.5 acres located in Ventnor, New Jersey on which a parking lot and minor structures are located.

"Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the numbers of years (calculated to the nearest one-twelfth of a year) from the date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by (y) the amount of such principal payment by
(ii) the sum of all such principal payments.

"Banking Day" means any Monday, Tuesday, Wednesday,
Thursday or Friday, other than a day on which banks are authorized or required to be closed in California, Arizona or New York.

"Borrower" means Aztar Corporation, a Delaware corporation, and its successors and permitted assigns.

"Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally
Accepted Accounting Principles, is classified as a capital lease.

"Capital Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of capital stock of such Person and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock.

"Caruthersville Deed of Trust" means the deed of trust executed and delivered by AMGC covering the Caruthersville Property in the form of Exhibit H to the Prior Revolver, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplemented.

"Caruthersville Property" means a fee simple parcel of approximately 37 acres located in Caruthersville, Missouri.

"Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

"Certificate of a Responsible Official" means a certificate signed by a Responsible Official of the Person providing the certificate.

"Change in Control" means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of
1934, as amended), directly or indirectly, of 50% or more of the outstanding Common Stock, or (b) any event or circumstance constituting a "change in control" or other similar occurrence under documentation evidencing or governing any Indebtedness of Borrower of $25,000,000 or more which results in an obligation of Borrower to prepay, purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness. For purposes of the foregoing, the term "Unrelated Person" means any Person other than (i) a Subsidiary of Borrower or (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries.

"Closing Date" means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Lenders of the date that is the Closing Date.

"Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

"Collateral" means all of the collateral covered by the Collateral Documents.

"Collateral Agent" means the Collateral Agent as such term is defined in the Intercreditor Agreement.

"Collateral Documents" means, collectively, the Security
Agreement, the Trademark Collateral Assignment, the
Pledge Agreement (Nevada Gaming), the Pledge
Agreement (General), the Deeds of Trust (in the case of each of the foregoing, as amended by the Global
Collateral Documents Amendment or any Ancillary
Collateral Document) and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Borrower or the Significant Subsidiaries to secure the Obligations.

"Commitment" means, subject to Sections 2.3, 2.4 and 2.6, $50,000,000.00. As of the Closing Date, the respective Pro Rata Shares of the Lenders with respect to the Commitment are set forth in Schedule 1.1. From and after the Closing Date, the Pro Rata Shares set forth in
Schedule 1.1 may be subject to assignment pursuant to
Section 11.8, with the portion of any Pro Rata Share so assigned being reflected in the applicable Commitment
Assignment and Acceptance.

"Commitment Assignment and Acceptance" means a commitment assignment and acceptance substantially in the form of Exhibit A.

"Common Stock" means the common stock of Borrower or its successor by merger.

"Completion Guaranty" means a Guaranty Obligation given by Borrower or a Restricted Subsidiary to a holder of Indebtedness of, or an obligee of, a New Venture Entity which obligates Borrower or the Restricted Subsidiary
(a) to cause the completion of construction of a New Venture, (b) to provide funding for all or a portion of any construction cost overruns with respect thereto, and/or
(c) to cause the New Venture Entity to perform any of its Contractual Obligations (other than in respect of the repayment of any Indebtedness or other monetary obligation of the New Venture Entity) to an obligee of the New Venture Entity.

"Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Senior
Officer of Borrower.

"Confirmation of Guaranty" means the confirmation of guaranty with respect to the Subsidiary Guaranty executed by each Significant Subsidiary as of the Closing Date, in the form of Exhibit C, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Consolidated Amortization Expense" means, for any period, amortization expense of Borrower and its Restricted Subsidiaries, on a consolidated basis, for such period (including, without limitation, any amortization or write-offs of deferred financing costs by Borrower and its Restricted Subsidiaries during such period).

"Consolidated Depreciation Expense" means, for any period, depreciation expense of Borrower and its Restricted Subsidiaries, on a consolidated basis, for such period.

"Consolidated Fixed Charge Coverage Ratio" means, as of any Transaction Date, the ratio of (i) Consolidated
Operating Cash Flow for the four consecutive Fiscal
Quarters for which financial information in respect thereof is available immediately prior to such Transaction Date to
(ii) Consolidated Fixed Charges which will accrue during the then current Fiscal Quarter in which such Transaction
Date occurs (beginning on the first day of such quarter) and the three Fiscal Quarters immediately subsequent to the end of such current Fiscal Quarter, provided that, for the purpose of calculating Consolidated Fixed Charges for the period described in this clause (ii), (A) the interest rate on any Indebtedness bearing interest at a rate that is adjustable based on market rate levels shall be calculated based on the assumption that the applicable market rate level in effect on the Transaction Date shall remain constant throughout such period at the market rate level in effect on the Transaction Date, (B) adjustments that are reasonably anticipated to occur during such period to Consolidated Fixed Charges shall be included in such calculation (including such adjustments that result from the scheduled maturity of Indebtedness of Borrower and its Restricted Subsidiaries) and (C) Indebtedness shall be included in such calculation that is reasonably anticipated to be created, incurred, assumed or guaranteed by, or to otherwise become the obligation of, Borrower or any Restricted Subsidiary; provided, however, that, for purposes of calculating the Consolidated Fixed Charge
Coverage Ratio, Consolidated Operating Cash Flow and Consolidated Fixed Charges shall (x) include the consolidated operating cash flow and consolidated fixed charges of any Person to be acquired by Borrower or any of its Restricted Subsidiaries as a Restricted Subsidiary in connection with the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio,
(y) include the consolidated operating cash flow and consolidated fixed charges of any other Person acquired during the period described in clause (i) above by Borrower or by any of its Restricted Subsidiaries as a Restricted Subsidiary and (z) exclude the consolidated operating cash flow of any Person directly attributable to the Property of such Person that was the subject of a Disposition, on a pro forma basis for the four consecutive Fiscal Quarters for which financial information in respect thereof is available immediately prior to such Transaction Date, in the case of calculating Consolidated Operating
Cash Flow, and for the then current Fiscal Quarter in which such Transaction Date occurs and the three Fiscal Quarters immediately subsequent to the end of such Fiscal Quarter (on the same basis as described in clause (ii) above), in the case of calculating Consolidated Fixed
Charges. For purposes of the foregoing proviso, the consolidated operating cash flow and consolidated fixed charges of any such Person shall be determined on the same basis as such items are determined for Borrower.
For purposes of each pro forma determination of the Consolidated Fixed Charge Coverage Ratio in connection with Section 6.5(a), the proposed new Indebtedness shall be deemed to be incurred on the first day of the Fiscal
Quarter in which the relevant Transaction Date occurs.

"Consolidated Fixed Charges" means, for any period, the sum of Consolidated Interest Expense plus the TEGP
Payments.

"Consolidated Income Tax Expense" means, for any period, the income tax expense of Borrower and its Restricted Subsidiaries, on a consolidated basis, for such period (other than income tax expense attributable to Dispositions).

"Consolidated Interest Expense" means, for any period, without duplication, (A) the sum of (i) the aggregate amount of interest recognized by Borrower and its Restricted Subsidiaries during such period in respect of Indebtedness of Borrower and its Restricted Subsidiaries
(including, without limitation, all interest capitalized by Borrower and its Restricted Subsidiaries during such period and all commissions, discounts and other fees and charges owed by Borrower and its Restricted Subsidiaries with respect to letters of credit and bankers' acceptance financing and the net costs associated with Swap
Agreements of Borrower and its Restricted Subsidiaries),
(ii) the aggregate amount of the interest component of rentals in respect of Capital Lease Obligations recognized by Borrower and its Restricted Subsidiaries during such period, (iii) to the extent any Indebtedness of any Person is guaranteed by Borrower or any of its Restricted
Subsidiaries, the aggregate amount of interest paid or accrued by such Person during such period attributable to any such Indebtedness, (iv) one-third of the rent expense incurred under noncancelable operating leases (excluding the TEGP Lease) during such period and (v) the aggregate amount of Redeemable Dividends recognized by Borrower and its Restricted Subsidiaries, whether or not declared during such period, less (B) any amortization or write-off of deferred financing costs by Borrower and its Restricted
Subsidiaries during such period; in each case after elimination of intercompany accounts among Borrower and its Restricted Subsidiaries and to the extent such expense was deducted in calculating Consolidated Net
Income for such period, as determined in accordance with Generally Accepted Accounting Principles.

"Consolidated Interest Income" means, for any period, interest income from all sources of Borrower and its Restricted Subsidiaries, on a consolidated basis, for such period.

"Consolidated Net Income" means, for any period, the aggregate net income of Borrower and its Subsidiaries for such period on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that there shall be excluded therefrom (i) gains and losses from Dispositions or reserves relating thereto,
(ii) items classified as extraordinary or nonrecurring,
(iii) the income (or loss) of any Unrestricted New Venture
Entity or Joint Venture, except to the extent that the aggregate amount of cash dividends or other distributions actually paid during such period to Borrower or any Restricted Subsidiary by such Unrestricted New Venture
Entity or Joint Venture in respect of its Capital Stock out of funds legally available therefor exceeds the aggregate amount of new Investments in such Unrestricted New
Venture Entity or Joint Venture by Borrower or any
Restricted Subsidiary during such period, (iv) except to the extent includable pursuant to clause (iii), the income
(or loss) of any Person accrued or attributable to any period prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Borrower or any of its Restricted Subsidiaries or that Person's assets (or a portion thereof) are acquired by Borrower or any of its Restricted Subsidiaries and (v) the income of any Restricted Subsidiary to the extent that such Restricted
Subsidiary is prevented by any Gaming Laws from paying such income to Borrower or another Restricted Subsidiary.

"Consolidated Net Rent" means, for any period, without duplication, an amount equal to the total of: (A) the rent expense, net of intercompany rent, incurred by HRN pursuant to the TEGP Lease plus (B) two-thirds of the rent expense incurred under other noncancelable operating leases.

"Consolidated Operating Cash Flow" means, for any period, without duplication, Consolidated Net Income plus
(i) Consolidated Interest Expense plus (ii) Consolidated
Income Tax Expense plus (iii) Consolidated Depreciation
Expense plus (iv) Consolidated Amortization Expense plus (v) Consolidated Net Rent plus (vi) equity in unconsolidated Person's losses minus (vii) Consolidated
Interest Income plus (viii) other non-cash items reducing such Consolidated Net Income, minus (ix) other non-cash items increasing such Consolidated Net Income, for such period, all as determined in accordance with Generally
Accepted Accounting Principles.

"Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

"Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

"Debtor Relief Laws" means the Bankruptcy Code of the
United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

"Deeds of Trust" means (a) the Ramada Express Deed of
Trust, (b) the Atlantic City Deeds of Trust, (c) the
Caruthersville Deed of Trust and (d) the Evansville Deed of Trust.

"Default" means any event that, with the giving of any applicable notice or passage of time specified in
Section 9.1, or both, would be an Event of Default.

"Default Rate" means the interest rate prescribed in
Section 3.7.

"Designated Deposit Account" means a deposit account to be maintained by Borrower with Bank of America
National Trust and Savings Association, as from time to time designated by Borrower by written notification to the Administrative Agent.

"Designated Eurodollar Market" means, with respect to any Eurodollar Rate Loan, (a) the London Eurodollar
Market, (b) if prime banks in the London Eurodollar
Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the Cayman Islands Eurodollar
Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Lenders.

"Developed Property" means, as of any date of determination, a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, golf course, entertainment center or similar facility owned by Borrower or any of the Restricted Subsidiaries (or owned by a Person in which Borrower or any of the Restricted
Subsidiaries holds a Permitted Investment) and which is at such date substantially complete and open for business, other than the TEGP Property.

"Disposition" means the voluntary sale, transfer or other disposition (including a Sale and Leaseback Transaction) of any asset of Borrower or any of the Restricted
Subsidiaries other than (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or a Restricted Subsidiary, (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or a Restricted Subsidiary, or where Borrower or the Restricted Subsidiary determines in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or the Restricted
Subsidiary, (c) a disposition to Borrower or a Restricted
Subsidiary, (d) an issuance of equity interests by a Wholly-Owned Subsidiary to Borrower or to another
Wholly-Owned Subsidiary, (e) the issuance and sale of equity interests in an Unrestricted New Venture Entity,
(f) a Permitted Investment and (g) a Restricted Payment that is permitted under Section 6.4.

"Disqualified Stock" means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided that the aforementioned interests shall not be Disqualified Stock if they are redeemable prior to the Maturity Date only (a) if the board of directors of Borrower determines in its judgment that as a result of a holder or beneficial owner owning such interests (i) Borrower or a Subsidiary of Borrower has lost or may lose any license or franchise from any Gaming Board held by Borrower or any Subsidiary of Borrower necessary to conduct any portion of the business of Borrower or such Subsidiary of Borrower or (ii) any Gaming Board has taken or may take action to materially restrict or impair the operations of Borrower or its Subsidiaries, which license, franchise or action is conditioned upon some or all of the holders or beneficial owners of such interests being licensed or found qualified or suitable to own such interests or (b) because the holders thereof have the right to require Borrower to repurchase such capital stock upon the occurrences of a Change of Control or Disposition (or other like event) if the terms of such capital stock provide that Borrower may not repurchase or redeem any such capital stock pursuant to such provisions unless such repurchase or redemption is permitted at the time under the Amended Revolver and this Agreement..

"Distribution" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (i) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such security,
(ii) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (iii) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and
(iv) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

"Dollars" or "$" means United States dollars.

"Domestic Reference Lender" means Bank of America
National Trust and Savings Association.

"Eligible Assignee" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or
(ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; provided that (I) each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and
Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21 and
(II) to the extent required under applicable Gaming Laws, each Eligible Assignee must be registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming
Boards (including the New Jersey Casino Control
Commission).

"ERISA" means the Employee Retirement Income
Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

"Eurodollar Banking Day" means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

"Eurodollar Lending Office" means, as to each Lender, its office or branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar
Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

"Eurodollar Market" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

"Eurodollar Obligations" means eurocurrency liabilities, as defined in Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Lender.

"Eurodollar Period" means, as to each Eurodollar Rate
Loan, the period commencing on the date specified by Borrower pursuant to Section 2.1(b) and ending 1, 2, 3 or
6 months (or, with the written consent of all of the Lenders, any other period) thereafter, as specified by Borrower in the applicable Request for Loan; provided that:

(a)	The first day of any Eurodollar Period shall be a
Eurodollar Banking Day;

(b)	Any Eurodollar Period that would otherwise end on
a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

(c)	Borrower may not specify a Eurodollar Period that
extends beyond the next Amortization Date unless the aggregate principal amount of the Eurodollar Loans having a Eurodollar Period ending after such Amortization
Date does not exceed the Commitment (after giving effect to any reduction thereto scheduled to be made on such Amortization Date pursuant to Section 2.4); and

(d)	No Eurodollar Period shall extend beyond the
Maturity Date.

"Eurodollar Rate" means, with respect to any Eurodollar
Rate Loan, the interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by the Eurodollar Reference Lender to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar
Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by the Eurodollar Reference Lender with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable
Eurodollar Period.

"Eurodollar Rate Loan" means any Loan consisting of the group of Advances made by the Lenders pursuant to Sections 2.1(a) or 2.1(b), and any portion thereof for which the Interest Period is subsequently redesignated pursuant to Section 2.1(h).

"Eurodollar Reference Lender" means Bank of America
National Trust and Savings Association.

"Evansville Deed of Trust" means the deed of trust executed and delivered by AIGC covering the Evansville
Property in the form of Exhibit H to the Prior Revolver, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Evansville Property" means (a) a fee simple parcel of approximately 3.6 acres and (b) a leasehold parcel of approximately 10.2 acres, in both cases located in Evansville, Indiana.

"Event of Default" shall have the meaning provided in
Section 9.1.

"Existing 11% Subordinated Debt" means the 11% Senior
Subordinated Notes due 2002 issued by Borrower.

"Existing 13 3/4% Subordinated Debt" means the 13 3/4%
Senior Subordinated Notes due 2004 issued by Borrower.

"Existing 13 3/4% Subordinated Debt Indenture" means the Indenture governing the Existing 13 3/4%
Subordinated Debt, as in effect on the date of this Agreement, and as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted with the written consent of the Requisite
Lenders.

"Existing Indentures" means the Existing 13 3/4%
Subordinated Debt Indenture and the indenture covering the Existing 11% Subordinated Debt.

"Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal
Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

"Fiscal Quarter" means the fiscal quarter of Borrower consisting of a 13 week or 14 week fiscal period ending on or about each March 31, June 30, September 30 and
December 31.

"Fiscal Year" means the fiscal year of Borrower consisting of a 52 week or 53 week fiscal period ending on the Thursday nearest December 31.

"Funded Debt" means, as of any date of determination
(without duplication and on a consolidated basis), the sum of (a) all principal Indebtedness of Borrower and the Restricted Subsidiaries and of TEGP for borrowed money (including debt securities issued by Borrower, any of the Restricted Subsidiaries or TEGP, but excluding in any event any contingent obligations with respect to undrawn letters of credit) on that date plus (b) the aggregate amount of the principal portion of all Capital Lease Obligations of Borrower and the Restricted Subsidiaries and of TEGP on that date.

"Gaming Board" means, collectively, (a) the Nevada
Gaming Commission, (b) the Nevada State Gaming
Control Board, (c) the New Jersey Casino Control
Commission, (d) the New Jersey Division of Gaming
Enforcement, (e) the Indiana Gaming Commission, (f) the
Missouri Gaming Commission and (g) any other
Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and the Restricted
Subsidiaries within its jurisdiction.

"Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and the Restricted Subsidiaries within its jurisdiction.

"Generally Accepted Accounting Principles" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

"Global Assignment and Release" means the global assignment and release to be executed and delivered by the Prior Lenders, the Revolver Lenders, the Lenders and
Borrower as of the Closing Date, in the form of Exhibit E.

"Global Collateral Documents Amendment" means the
Global Collateral Documents Amendment amending the
Collateral Documents to be executed by Borrower and the Subsidiary Guarantors, in the form of Exhibit D, as of the Closing Date, together with all ancillary amendments to the Collateral Documents referred to therein.

"Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal of competent jurisdiction.

"Guaranty Obligation" means, as to any Person, any
(a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or
(b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty
Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower and the Restricted Subsidiaries.

"Hazardous Materials" means substances defined as "hazardous substances" pursuant to the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. section 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act,
49 U.S.C. section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. section 2601 et seq. or any other applicable
Hazardous Materials Law, in each case as such Laws are amended from time to time.

"Hazardous Materials Laws" means all Laws governing the treatment, transportation or disposal of Hazardous
Materials applicable to any of the Real Property.

"HRN" means Hotel Ramada of Nevada, a Nevada corporation.

"Indebtedness" means, as to any Person (without duplication), (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets,
(c) Capital Lease Obligations of such Person,
(d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Swap Agreements. "Intercompany Notes" means the intercompany promissory notes required pursuant to Section 5.13.

"Intercreditor Agreement" means the intercreditor agreement to be executed and delivered by the Administrative Agent, on behalf of the Lenders, and the Term Loan Agent, on behalf of the Term Lenders, in the form of Exhibit E.

"Interest Differential" means, with respect to any prepayment of a Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan, (a) the Eurodollar Rate payable (or, with respect to a failure to borrow, the Eurodollar Rate which would have been payable) with respect to the Eurodollar Rate Loan minus (b) the Eurodollar Rate on, or as near as practicable to the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with an Interest Period commencing on such date and ending on the last day of the Interest
Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

"Interest Period" means, with respect to any Eurodollar
Rate Loan, the related Eurodollar Period.

"Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation of interest in any other
Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or cash equivalents or has been converted into Cash or cash equivalents), without adjustment for subsequent increases or decreases in the value of such Investment.

"Jaffe Partnership Interest" means the general partnership interest in TEGP held, as of the Closing Date, by Persons other than ANI.



"Jaffe Transaction" means the acquisition by Borrower or any of its Subsidiaries of the Jaffe Partnership Interest.

"Joint Venture" means any Person (other than a Subsidiary of Borrower) in which any Person other than Borrower or any of its Subsidiaries has a joint or shared equity interest with Borrower or any of its Subsidiaries.

"Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

"Lender" means each lender whose name is set forth in the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 2.6 or Section 11.8.

		"Lender Disqualification" means, with
respect to any Lender:

(a)	the failure of that Lender timely to file pursuant to
applicable Gaming Laws (i) any application requested of the Lender by any Gaming Board in connection with licensing required of that Lender as a lender to Borrower or (ii) any required application or other papers in connection with determination of the suitability of the Lender as a lender to Borrower;

(b)	the withdrawal by that Lender (except where
requested or permitted, without prejudice, by the Gaming
Board) of any such application or other required papers; or

(c)	any final determination by a Gaming Board
pursuant to applicable Gaming Laws (i) that the Lender is "unsuitable" as a lender to Borrower, (ii) that the Lender shall be "disqualified" as a lender to Borrower or
(iii) denying a finding of suitability as a lender to Borrower or denying the issuance to the Lender of any license required under applicable Gaming Laws to be held by all lenders to Borrower.

"License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Borrower or any Restricted Subsidiary.
"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

"Loan" means the aggregate of the Advances made at any one time by the Lenders pursuant to Article 2.

"Loan Documents" means, collectively, the Global
Assignment and Release (to the extent it relates to this Agreement), this Agreement, the Notes, the Subsidiary
Guaranty, the Confirmation of Guaranty, the Collateral
Documents, the Unsecured Environmental Indemnity
(New Jersey), any Secured Swap Agreement, any Request for Loan, any Compliance Certificate and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of the Restricted
Subsidiaries to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

"Margin Stock" means "margin stock" as such term is defined in Regulation G or U.

"Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrower and the Restricted Subsidiaries, taken as a whole or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower and the Significant Subsidiaries, taken as a whole, to perform the Obligations, taken as a whole.

"Maturity Date" means June 30, 2005.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contribute or are obligated to contribute.

"Negative Pledge" means a Contractual Obligation that contains a covenant binding on Borrower or any of the Restricted Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.8 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

"Net Cash Proceeds" means, with respect to a Disposition,
(a) the Cash proceeds of such Disposition received by Borrower of any of the Restricted Subsidiaries net of
(i) the expenses incurred by Borrower or such Restricted
Subsidiaries in connection therewith, (ii) the amount of any Indebtedness secured by a Lien on the Property which is the subject thereof which Borrower or such Restricted
Subsidiaries is required to discharge and (iii) the reasonably estimated income, capital gains and other taxes payable by Borrower in connection therewith and (b) all Cash proceeds and collections of Cash received by Borrower or such Restricted Subsidiaries with respect to any promissory note or non-Cash Property received by Borrower or such Restricted Subsidiaries upon such Disposition.

"Net Income" means, with respect to any fiscal period, the consolidated net income of Borrower and the Restricted
Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

"New Subordinated Debt" means Indebtedness of
Borrower (and any Guaranty Obligation with respect thereto given by one or more of the Restricted
Subsidiaries) that (a) is unsecured, (b) has no principal due or sinking fund requirement applicable prior to September 30, 2005 and (c) is issued pursuant to an indenture or other agreement that contains subordination provisions applicable to such Indebtedness and any such Guaranty Obligation, including interest blockage provisions, that (i) are substantially the same as those in the Existing 13 3/4% Subordinated Debt Indenture,
(ii) are, taken as a whole, at least as favorable to holders of senior indebtedness and less restrictive on Borrower and the Restricted Subsidiaries or (iii) have been approved, in their sole discretion, in writing by the Requisite Lenders.

"New Venture" means a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, golf course, entertainment center or similar facility (or any site or proposed site for any of the foregoing) owned or to be owned by Borrower or any of the Restricted Subsidiaries
(or owned or to be owned by a Person in which Borrower, any of the Restricted Subsidiaries or a New Venture Entity owned directly or indirectly by Borrower or any of the Restricted Subsidiaries holds a Permitted Investment) and which is not at the Closing Date a Developed Property.

"New Venture Entity" means (a) the Person that directly owns a New Venture and (b) any holding company for such a Person whose sole assets consist (directly or indirectly through another New Venture Entity) of Investments in that Person.

"Note" means the promissory note made by Borrower to a Lender evidencing the Advances under that Lender's
Pro Rata Share of the Commitment, substantially in the form of Exhibit G, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

"Obligations" means all present and future obligations of every kind or nature of Borrower or any Significant
Subsidiary at any time and from time to time owed to the Administrative Agent or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

"Opinions of Counsel" means the favorable written legal opinions of (a) Latham & Watkins, special counsel to Borrower and the Restricted Subsidiaries, (b) Lionel
Sawyer & Collins, special Nevada counsel to Borrower and the Restricted Subsidiaries, (c) Hankin, Sandson &
Sandman, special New Jersey counsel to Borrower and the Restricted Subsidiaries, (d) Ice, Miller, Donadio & Ryan, special Indiana counsel to Borrower and the Restricted
Subsidiaries and (e) Thompson Coburn, special Missouri counsel to Borrower and the Restricted Subsidiaries, substantially in the form of Exhibits H-1, H-2, H-3, H-4 and H-5, respectively, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

"Party" means any Person other than the Administrative
Agent and the Lenders, which now or hereafter is a party to any of the Loan Documents.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

"Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

"Permitted Investments" means (a) any Investment in
Borrower or in a Wholly-Owned Subsidiary, (b) any Investment in short term high quality investments of a type generally considered to be a "cash equivalent", (c) any Investment by Borrower or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Borrower or a Wholly-Owned Subsidiary,
(d) any Investment made as a result of the receipt of non-Cash consideration from a Disposition that was made pursuant to and in compliance with Section 6.1, (e) any acquisition of assets solely in exchange for the issuance of equity interests (other than Disqualified Stock) of Borrower; (f) Investments by Borrower or any Restricted Subsidiary (whether in the form of Cash or in the form of a transfer of Property) in one or more Unrestricted
New Venture Entities having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding (net of recoveries received thereon in Cash or fair market value of Property by Borrower or any Restricted Subsidiary), not to exceed $150,000,000; and
(g) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding (net of recoveries received thereon in Cash or fair market value of Property by Borrower or any Restricted Subsidiary), not to exceed $10,000,000.

"Permitted Liens" means, with respect to any Person,
(i) Liens for taxes, assessments, governmental charges or claims which are not yet due and payable or are being contested in good faith by such Person by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in accordance with generally accepted accounting principles shall have been made by such Person; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in accordance with generally accepted accounting principles shall have been made by such Person; (iii) Liens incurred or deposits made by such Person in the ordinary course of business in connection with worker's compensation, unemployment insurance, medical insurance and other types of social security and deposits made by such Person in the ordinary course of business in connection with other kinds of insurance;
(iv) Liens incurred or deposits made by such Person to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of such Person or any of its Subsidiaries incurred in the ordinary course of business; (vi) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by such Person after the date of this Indenture; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, all costs (including the cost of construction) of the item of Property subject thereto,
(b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) such Lien does not extend to or cover any other Property other than such item of Property and any improvements on such item and (d) the incurrence of such Indebtedness is permitted by Section 6.4; (vii) Liens upon specific items of inventory or other goods and proceeds of such Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods; (viii) Liens securing reimbursement obligations with respect to commercial letters of credit issued for the account of such Person which encumber documents and other Property relating to such commercial letters of credit and the products and proceeds thereof; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by such Person; (x) licenses, leases or subleases granted to others not interfering in any material adverse respect with the business of such Person or any of its Subsidiaries; (xi) Liens encumbering Property or assets of such Person under construction arising from progress or partial payments by a customer of such Person or one of its Subsidiaries relating to such Property or assets; (xii) Liens encumbering customary initial deposits and margin accounts, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry, in each case securing Swap Agreements or Currency
Agreements; (xiii) Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of such Person or its Subsidiaries; (xiv) any interest or title of a lessor in the Property subject to any Capital Lease obligation or operating lease which, in each case, is permitted under this Indenture; (xv) Liens securing obligations to the Administrative Agent pursuant to the compensation and indemnity provisions of this Agreement; (xvi) purchase money liens securing payables arising from the purchase by such Person or any of its Subsidiaries of any equipment or goods in the ordinary course of business, provided that such payables do not constitute Indebtedness; (xvii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by such Person or any of its Subsidiaries in the ordinary course of business; (xviii) Liens for judgments or orders not giving rise to a Default or Event of Default; (xix) Liens consisting of any security deposit required under the TEGP Lease; and (xx) Liens not specified in the foregoing and not otherwise permitted by
Section 6.5, provided that the aggregate Indebtedness secured by the Liens under this clause (xx) shall not exceed $5,000,000 at any time.

"Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

"Pledge Agreement (Nevada Gaming)" means the pledge agreement executed and delivered by Borrower in the form of Exhibit E to the Prior Revolver, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Pledge Agreement (General)" means the pledge agreement executed and delivered by Borrower and the Significant Subsidiaries (other than HRN), in the form of Exhibit F to the Prior Revolver, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Pledged Collateral (Nevada Gaming)" means the certificates evidencing (a) 100% of the shares of capital stock of REI and (b) 49% of the shares of capital stock of HRN.

"Pledged Collateral (General)" means (a) the certificates evidencing all of the shares of capital stock held by Borrower or any of the Significant Subsidiaries in all Subsidiaries of Borrower other than (i) the shares of capital stock comprising the Pledged Collateral (Nevada
Gaming), (ii) 100% of the shares of capital stock of ANI,
(iii) 51% of the shares of capital stock of HRN and
(iv) 100% of the shares of AMGC and (b) the Intercompany Notes.

"Preferred Share Purchase Rights" shall have the meaning given to the term "Rights" in the Rights Agreement dated as of December 20, 1989 between Borrower and First
Interstate Bank of Arizona, N.A.

"Prior Revolver" has the meaning set forth in the Recitals to this Agreement.

"Projections" means the financial projections contained in the Confidential Information Memorandum distributed by or on behalf of Borrower to the Lenders on or about
February 6, 1998.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Pro Rata Share" means, with respect to each Lender, the percentage of the Commitment set forth opposite the name of that Lender on Schedule 1.1, as such percentage may be increased or decreased pursuant to a Commitment
Assignment and Acceptance executed in accordance with
Section 11.8.

"Qualified Capital Stock" means Capital Stock not constituting Disqualified Stock.

"Quarterly Payment Date" means each June 30,
September 30, December 31 and March 31.

"Ramada Express Deed of Trust" means the deed of trust executed and delivered by REI covering the Ramada
Express Property, in the form of Exhibit H to the Prior
Revolver, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Ramada Express Property" means the real property and improvements thereon known as the "Ramada Express
Hotel and Casino" located in Laughlin, Nevada, comprised of approximately 27.7 acres and related easements and appurtenances.

"Real Property" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by Borrower or any of the Restricted
Subsidiaries.

"Redeemable Dividend" means, for any dividend payable with respect to Disqualified Stock, (i) to the extent such dividend is fully deductible for federal income tax purposes, the amount of such dividend and (ii) to the extent such dividend may not be deductible, the quotient of the amount of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

"Reference Rate" means the rate of interest publicly announced from time to time by the Domestic Reference
Lender in San Francisco, California (or other headquarters city of the Domestic Reference Lender), as its "reference rate." It is a rate set by the Domestic Reference Lender based upon various factors including the Domestic
Reference Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by the Domestic
Reference Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

"Regulation D" means Regulation D, as at any time amended, of the Board of Governors of the Federal
Reserve System, or any other regulation in substance substituted therefor.

"Regulations T, U and X" means Regulations T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.
"REI" means Ramada Express, Inc., a Nevada corporation.

"Request for Loan" means a written request for a Loan substantially in the form of Exhibit J, signed by a Responsible Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein.

"Request for Re-Pricing" means a written request to designate an Interest Period substantially in the form of Exhibit K, signed by a Responsible Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included herein.

"Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

"Requisite Lenders" means (a) as of any date of determination if the Commitment is then in effect, Lenders having in the aggregate 65% or more of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated and there is then any Indebtedness evidenced by the Notes, Lenders holding
Notes evidencing in the aggregate 65% or more of the aggregate Indebtedness then evidenced by the Notes.

"Responsible Official" means (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The
Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Subsidiaries as having been authorized by all necessary corporate partnership and/or other action on the part of Borrower or such Subsidiary.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" means, as of any date of determination, all Subsidiaries of Borrower other than Unrestricted New Venture Entities.

"Revolver" means the revolving credit facility extended to Borrower under the Amended Revolver.

"Revolver Agent" means the Administrative Agent, as such term is defined in the Amended Revolver.

"Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Borrower or a Restricted Subsidiary of any Property, whether owned at the date of this Agreement or thereafter acquired, which has been or is to be sold or transferred by Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property if, after giving effect to such arrangement, Borrower or a Restricted Subsidiary operates the business, if any, located on such Property.

"Secured Swap Agreement" means a Swap Agreement between Borrower and a Lender (or an Affiliate of a Lender) that is, by its terms, secured by any of the Collateral.

"Security Agreement" means the security agreement executed and delivered by Borrower and the Significant
Subsidiaries (other than HRN), in the form of Exhibit K to the Prior Revolver, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Senior Officer" means the (a) chief executive officer,
(b) president, (c) executive vice president, (d) senior vice president, (e) chief financial officer, (f) treasurer or
(g) assistant treasurer of Borrower.

"Significant Subsidiary" means (a) each Restricted Subsidiary that holds title to any portion of the Ramada Express Property, the Atlantic City Property, the Caruthersville Property and the Evansville Property,
(b) each Restricted Subsidiary that holds title to any Property acquired after the Closing Date which is required to be pledged as future Collateral pursuant to Section 5.10 and (c) as of any date of determination, each other Restricted Subsidiary that had on the last day of the Fiscal Quarter then most recently ended total assets with a book value or fair market value of $5,000,000 or more (except ANI, so long as the Jaffe Transaction has not occurred).

"Special Eurodollar Circumstance" means the application or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar
Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental
Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders.

"Subordinated Obligations" means (a) the Existing 11%
Subordinated Debt, (b) the Existing 13 3/4% Subordinated
Debt and (c) any New Subordinated Debt.

"Subsidiary" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired:
(a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

"Subsidiary Guaranty" means the continuing guaranty of the Obligations executed and delivered by the Significant
Subsidiaries, in the form of Exhibit L to the Prior
Revolver, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Supplemental Loan Agreement" means the $25,000,000
Supplemental Loan Agreement dated as of March 13,
1997 among Borrower and the lenders party thereto.

"Swap Agreement" means a written agreement between Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

"TEGP" means Tropicana Enterprises, a Nevada general partnership, in which ANI is a 50% general partner.

"TEGP Lease" means the Amended and Restated Lease
(Tropicana Hotel/Casino) dated November 1, 1984 between TEGP and HRN, as amended.

"TEGP Loan Agreement" means the Second Amended and
Restated Loan Agreement dated as of October 4, 1994 among TEGP, HRN, Bank of America National Trust and
Savings Association, as agent, and the lenders party thereto, as amended pursuant to the TEGP Loan
Agreement Amendment and otherwise as amended from time to time. The interests of Bank of America National
Trust and Savings Association, as agent, and the lenders party thereto under the TEGP Loan Agreement are being acquired on the Closing Date pursuant to the Global
Assignment and Release.

"TEGP Loan Agreement Amendment" means the
Amendment of even date herewith to the TEGP Loan
Agreement.

"TEGP Loan Refinancings" means any refinancings or financings of, or related to, the TEGP Loan Agreement or any refinancings thereof (including, but not limited to, any Indebtedness owed to Borrower or any Restricted
Subsidiary in connection therewith or any refinancings thereof), to the extent that the aggregate amount of such Indebtedness incurred pursuant to such refinancings or financings does not exceed the outstanding principal amount under the TEGP Loan Agreement at the Closing
Date.

"TEGP Payments" means, for any period, that portion of the lease payments made by HRN to TEGP pursuant to the TEGP Lease that represents the sum of interest expense on Indebtedness of TEGP payable to Persons other than Borrower plus amounts distributed in respect of the Jaffe
Partnership Interest.

"TEGP Property" means the Tropicana Resort and Casino in Las Vegas, Nevada, including the real Property, improvements and related personal Property.

"Title Company" means Lawyers Title Insurance
Company or such other title insurance company as is reasonably acceptable to the Administrative Agent.

"to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

"Trademark Collateral Assignment" means the trademark collateral assignment executed and delivered by Borrower and the Significant Subsidiaries (other than HRN) in the form of Exhibit M to the Prior Revolver, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Transaction Date" means the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio or to make any other determination for purposes of complying with the provisions of this Agreement, provided that if such transaction is related to or in connection with any acquisition of any Person, the Transaction Date shall be the date on which Borrower or any of its Subsidiaries enters into an agreement with such Person to effect such acquisition; provided, however, that if subsequent to the entering of such agreement Borrower or any of its Subsidiaries shall amend the terms of such acquisition with respect to the consideration payable by Borrower or any of its Subsidiaries in connection with such acquisition, the Transaction Date shall be the date on which Borrower or any of its Subsidiaries enters into an agreement with such Person to effect such amendment. The second proviso above shall not be applicable if, as of the Transaction Date with respect to any acquisition, Borrower could incur at least $1.00 of additional Indebtedness under Section 6.4 when the Consolidated
Fixed Charge Coverage Ratio is calculated on the basis of the amended terms of such acquisition and the Indebtedness to be incurred by Borrower and its Restricted Subsidiaries in connection therewith.

"Unrestricted New Venture Entity" means (a) any
New Venture Entity in which any single Person other than Borrower and its Subsidiaries owns an equity interest that is equal to or larger than the equity interest owned by Borrower and its Subsidiaries and (b) any other
New Venture Entity (except a Restricted Subsidiary that owns assets with a value in excess of $5,000,000 at the time of designation) designated by Borrower to be an Unrestricted New Venture Entity by written notice thereof to the Administrative Agent; provided, however,
(i) Borrower may redesignate any Unrestricted
New Venture Entity as a Restricted Subsidiary by written notice to the Administrative Agent, with such redesignation to become effective upon the execution of the Subsidiary Guaranty, the Security Agreement and any other instruments, documents and agreements reasonably requested by the Administrative Agent in connection therewith by the former Unrestricted New Venture Entity and (ii) if no Default or Event of Default exists, Borrower may, with the prior written consent of the Requisite
Lenders and each Restricted Subsidiary, redesignate any Restricted Subsidiary which is a New Venture Entity and which has assets with a value not in excess of $5,000,000 as an Unrestricted New Venture Entity.

"Unsecured Environmental Indemnity (New Jersey)" means the unsecured environmental indemnity executed and delivered by ANJI and the Significant Subsidiaries which execute the Atlantic City Deeds of Trust substantially in the form of Exhibit O to the Prior
Revolver, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Wholly-Owned Subsidiary" means any Restricted
Subsidiary of which 100% of the Capital Stock of, or other ownership interest in, such Restricted Subsidiary is at the time owned by Borrower or a Wholly-Owned
Subsidiary.

1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting
Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenant contained in Section 6.4(a) would then be calculated in a different manner or with different components,
(a) Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the covenant contained in the aforesaid Section if and to the extent that Borrower would have been in compliance therewith under Generally
Accepted Accounting Principles as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Administrative Agent and the Lenders, on the dates therein specified, with financial data presented in a manner which conforms with Generally Accepted Accounting Principles as in effect immediately prior to such change.

1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

1.6 References to "Borrower and its Subsidiaries". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

1.7  Miscellaneous Terms.  The term "or" is disjunctive;
the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

	Article 2
	LOANS


2.1  Loans-General.

(a)	Subject to the terms and conditions set forth in this
Agreement, on the Closing Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the Commitment, make an Advance to Borrower under the Commitment in such amount as Borrower may request that does not result in the aggregate principal amount outstanding under the Notes exceeding the Commitment.
Amounts repaid may not be re-borrowed under this
Section 2.1(a) or under Section 2.1(b) below.

(b)	Subject to the terms and conditions set forth in this
Agreement, on the effective date of any increase in the Commitment pursuant to Section 2.6, each Lender which has agreed to commit to a portion of such increase in the Commitment shall, according to the amount of its agreed increase in the Commitment, make an Advance to Borrower under the Commitment in such amount as Borrower may request that does not result in the aggregate principal amount outstanding under the Notes exceeding the Commitment. Any Lender that has not agreed in writing to commit to a portion of such increase in the Commitment shall have no obligation under this
Section 2.1(b).

(c)	Subject to the next sentence, each Loan shall be
made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) amount of such Loan, and (iii) the Interest Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. Administrative
Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify the Administrative
Agent from any loss, cost, expense or liability as a result of so acting. In the case of the initial Loan to be made and issued on the Closing Date, the related Request for Loan to be delivered by Borrower shall be delivered to the Administrative Agent no later than 12:00 noon (California time), one day before the Closing Date.

(d)	Promptly following receipt of a Request for Loan,
the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date of the Loan, the applicable Interest Period, and that Lender's Pro Rata
Share of the Loan (in the case of a Loan under Section 2.1(a)) or amount of its portion of the Loan (in the case of a Loan under Section 2.1(b)). Not later than 11:00 a.m., California time, on the date specified for any Loan (which must be a Banking Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

(e)	Unless the Requisite Lenders otherwise consent,
each Loan shall be not less than $3,000,000.

(f)	The Advances made by each Lender shall be
evidenced by that Lender's Note.

(g)	A Request for Loan shall be irrevocable upon the
Administrative Agent's first notification thereof.

(h)	Borrower may from time to time redesignate the
Interest Period applicable to a Eurodollar Rate Loan pursuant to a Request for Re-Pricing, which shall specify the requested (i) date of designation, (ii) amount of the Eurodollar Rate Loan to be redesignated and (iii) Interest
Period for such Eurodollar Rate Loan.  A Request for
Re-Pricing shall be subject to the same requirements and other provisions applicable to a Request for Loan set forth in this Section applicable to a Request for Loan except that during the period commencing 2 months prior to an Amortization Date, the minimum amount of a Eurodollar
Rate Loan shall not be greater than the Amortization
Amount for that Amortization Date.

(i)	If no Request for Loan or Request for Re-Pricing
(or telephonic request for Loan or re-pricing referred to in the second sentence of Section 2.1(c), if applicable) has been made within the requisite notice period set forth in
Section 2.2 prior to the end of the Interest Period for any Eurodollar Rate Loan, then on the last day of such Interest Period, such Eurodollar Rate Loan shall be automatically converted into a Eurodollar Rate Loan with an Interest Period of 3 months.

		2.2  Designation of Interest Periods.

(a)	Each request by Borrower to redesignate an Interest
Period shall be made pursuant to a Request for Re-Pricing
(or telephonic or other request for re-pricing referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

(b)	On the date which is two (2) Eurodollar Banking
Days before the first day of the applicable Eurodollar
Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier
(and if by telephone, promptly confirmed by telecopier).

(c)	Unless the Administrative Agent and the Requisite
Lenders otherwise consent, no more than ten (10) Interest
Periods with respect to Eurodollar Rate Loans shall be in effect at any one time.

(d)	Nothing contained herein shall require any Lender
to fund any Eurodollar Rate Loan in the Designated
Eurodollar Market.

2.3 Voluntary Reduction of Commitment. Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least three (3) Banking Days' prior written notice by a Responsible Official of Borrower to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the Commitment. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitment under this Section. Any voluntary reduction of the Commitment under this Section shall be applied to reduce the remaining Amortization Amounts, each in an amount that is in the same proportion as such Amortization Amount bears to the aggregate of such remaining Amortization Amounts.

2.4 Automatic Reduction of Commitment. Subject to the last sentence of Section 2.3, on each Amortization Date, the Commitment shall automatically be reduced by the Amortization Amount.

2.5 Optional Termination of Commitment. Following the occurrence of a Change in Control, the Requisite Lenders may in their sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the later of (a) such occurrence or (b) the earlier of (i) receipt of Borrower's written notice to the Administrative Agent of such occurrence or (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof, to terminate the Commitment, in which case the Commitment shall be terminated effective on the date which is thirty (30) days subsequent to written notice from the Administrative Agent to Borrower thereof.

2.6	Increase of Commitment.  Borrower may, by
written notice to the Administrative Agent and the Lenders, increase the Commitment up to $100,000,000;
provided that (a) the Commitment has not theretofore been voluntarily reduced pursuant to Section 2.3, (b) the effective date of such increase is not later than April 30, 1999, (c) the obligation to fund the increase in the Commitment amount is assumed in writing by a Lender or Lenders then party to this Agreement or by a Person or Persons that is an Eligible Assignee, in each case acceptable to Borrower and, in the latter case, reasonably acceptable to the Administrative Agent, (d) the Eligible
Assignee executes and delivers an agreement of joinder to this Agreement in form and substance satisfactory to Borrower and the Administrative Agent, (e) the amount of such increase, when aggregated with any increase theretofore or concurrently made in the amount of the Revolver pursuant to Section 2.8 of the Amended
Revolver, does not exceed $50,000,000 and (f) no such increase shall increase the amount of the Commitment held by any other Lender absent the express written consent of that Lender. The Administrative Agent shall promptly thereafter prepare and circulate to Borrower and the Lenders a revised Schedule 1.1 reflecting such increased Commitment, the revised Pro Rata Shares of the Lenders.

2.7  Administrative Agent's Right to Assume Funds
Available for Advances. Unless the Administrative Agent shall have been notified by any Lender no later than 10:00 a.m. on the Banking Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative
Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative
Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative
Agent, at a rate per annum equal to the daily Federal
Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.8 Collateral and Guaranty. The Obligations shall be secured by the Collateral pursuant to the Collateral
Documents and be guaranteed by the Significant
Subsidiaries pursuant to the Subsidiary Guaranty.

2.9  Senior Indebtedness.  The Obligations shall be
"Senior Indebtedness" with respect to all Subordinated
Obligations.

	Article 3
	PAYMENTS AND FEES


3.1  Principal and Interest.

(a)Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor
Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

(b)	Interest accrued on each Eurodollar Rate Loan
which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar
Period.  Interest accrued on each other Eurodollar Rate
Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Lenders have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related
Eurodollar Period.  Except as otherwise provided in
Section 3.7, the unpaid principal amount of any Eurodollar
Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus
2.50% (250 basis points).

(c)	If not sooner paid, the principal Indebtedness
evidenced by the Notes shall be payable as follows:

(i)  the amount, if any, by which the principal outstanding
Indebtedness evidenced by the Notes at any time exceeds the Commitment shall be payable immediately;

(ii) the applicable Amortization Amount shall be payable on each Amortization Date; and

(iii) the principal Indebtedness evidenced by the Notes shall in any event be payable on the Maturity Date.

(d)	The Notes may, at any time and from time to time,
voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section (i) any partial prepayment of a Eurodollar Rate Loan shall be not less than $5,000,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m.
California time on the date of prepayment (which must be a Banking Day) three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid,
(iii) each prepayment of principal of a Eurodollar Rate
Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and
(iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period shall be subject to
Section 3.6(e).  Any voluntary prepayment under this
Section shall be applied to the remaining Amortization
Amounts, each in an amount that is in the same proportion as such Amortization Amount bears to the aggregate of such remaining Amortization Amounts.

3.2 Arrangement Fee. On the Closing Date, Borrower shall pay to the Arranger an arrangement fee in the amount heretofore agreed upon by letter agreement dated
February 10, 1998 between Borrower and the Arranger.
Such arrangement fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee paid to the Arranger is solely for its own account and is nonrefundable.

3.3 Upfront Fees. On the Closing Date, Borrower shall further pay to the Administrative Agent, for the respective accounts of the Lenders (other than the Administrative
Agent) pro rata according to their Pro Rata Share of the Commitment, an upfront fee in an amount set forth in a letter from the Arranger to each Lender and acknowledged by that Lender and by Borrower as the applicable upfront fee for such Lender. Such upfront fees are for the credit facilities committed by each Lender under this Agreement and are fully earned when paid. The upfront fees paid to each Lender are solely for its own account and are nonrefundable.

3.4  Agency Fees.  Borrower shall pay to the
Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement dated February 10, 1998 between Borrower and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative
Agent is solely for its own account and is nonrefundable.

3.5 Increased Commitment Costs. If any Lender shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten (10) Banking Days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand.
Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs or diminished rate of return on capital have been incurred or sustained by the Lender. If
Borrower becomes obligated to pay any amount under this Section to any Lender, that Lender will be subject to removal in accordance with Section 11.24; provided that Borrower shall have paid such amount to that Lender and that Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Lender in writing of its intent to so remove the Lender. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error.

3.6  Eurodollar Costs and Related Matters.

(a)	In the event that any Governmental Agency
imposes on any Lender any reserve or comparable requirement (including any emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of that Lender, Borrower shall pay that Lender within five (5) Banking Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar
Market) in respect of the imposition of such reserve requirements. The Lender's determination of such amount shall be conclusive in the absence of manifest error.

(b)	If, after the date hereof, the existence or occurrence
of any Special Eurodollar Circumstance:

(1)	shall subject any Lender or its Eurodollar Lending
Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, excluding (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or
(B) any jurisdiction (or political subdivision thereof) in which it is "doing business," (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) and (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by
Section 11.21, to the extent such forms are then required by applicable Laws;

(2)	shall impose, modify or deem applicable any
reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office); or

(3)	shall impose on any Lender or its Eurodollar
Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing
Eurodollar Rate Loans or its obligation to make Eurodollar
Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending
Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Lender's Eurodollar Lending Office had funded
100% of its Eurodollar Rate Advance in the Designated
Eurodollar Market), then, within five (5) Banking Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction
(determined as though such Lender's Eurodollar Lending
Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). A statement of any Lender claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

(c)	If, after the date hereof, the existence or occurrence
of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending
Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate
Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate
Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.6(e). Any such Alternate
Base Rate Advance shall bear interest, payable on each Quarterly Payment Date, at a rate equal to the sum of the Alternate Base Rate plus 1 1/4% (125 basis points). Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Lender shall fund such amount as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. Any Lender whose obligation to make Eurodollar Rate Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

(d)	If, with respect to any proposed Eurodollar Rate
Loan:

(1)	the Administrative Agent reasonably determines
that, by reason of circumstances affecting the Designated
Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or

(2)	the Requisite Lenders advise the Administrative
Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances;

then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended unless (but only if clause (2) above is the basis for such suspension) Borrower notifies the Agent in writing that it elects to pay the Enhanced Applicable Eurodollar Rate Margin with respect to all Eurodollar Rate Loans made during such period. The Enhanced Applicable Eurodollar Rate Margin shall be the sum of (i) the Applicable Eurodollar Rate Margin plus (ii) such interest rate margin as the Requisite Lenders specify is necessary to adjust the Eurodollar Rate to a rate which represents the effective pricing to such Lenders for deposits of Dollars in the Designated
Eurodollar Market in the relevant amount for the applicable Eurodollar Period and which adequately and fairly reflects the cost to such Lenders of making the applicable Eurodollar Rate Advances.

(e)	Upon payment or prepayment of any Eurodollar
Rate Advance (other than as the result of a conversion required under Section 3.6(c), on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, Borrower shall pay to the appropriate Lender within ten (10)
Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though
100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the sum of:

(1)	the principal amount of the Eurodollar Rate
Advance prepaid or not borrowed, as the case may be, times [the number of days from and including the date of prepayment or failure to borrow, as applicable, to but excluding the last day in the applicable Eurodollar
Period], divided by 360, times the applicable Interest
Differential (provided that the product of the foregoing formula must be a positive number); plus

(2)	all out-of-pocket expenses incurred by the Lender
reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender's determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.

(f)	Each Lender agrees to endeavor promptly to notify
Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to clause (a) or clause
(b) of this Section 3.6, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Any request for compensation by a Lender under this
Section 3.6 shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

(g)	If any Lender claims compensation or is excused
from making or continuing Eurodollar Rate Loans under this Section:

	(i)  	Borrower may at any time, upon at least four
(4) Eurodollar Banking Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.6(e), pay in full the affected Eurodollar Rate Advances of such Lender or request that such Eurodollar Rate Advances be converted to Alternate
Base Rate Advances; and

	(ii)  	In the case where Borrower becomes
obligated to pay any amount under this Section 3.6 to any Lender, or a Lender is excused from making or continuing
Eurodollar Rate Loans, that Lender will be subject to removal in accordance with Section 11.24; provided that Borrower shall have paid such amount to that Lender and that Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Lender in writing of its intent to so remove the Lender.

3.7 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Eurodollar Rate for a Eurodollar
Rate Loan with an Interest Period of 3 months plus 2.50%
(250 basis points) plus 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

3.8 Computation of Interest and Fees. Computation of interest on Eurodollar Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.
Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable
Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

3.9 Non-Banking Days. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

3.10  Manner and Treatment of Payments.

(a)	Each payment hereunder (except payments
pursuant to Sections 2.9, 3.5, 3.6, 11.3, 11.11 and 11.22)
or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m., California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California time, on a Banking Day and not so made available to the account of a Lender on that Banking Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

(b)	Each payment or prepayment on account of any
Loan shall be applied pro rata according to the outstanding
Advances made by each Lender comprising such Loan.

(c)	Each Lender shall use its best efforts to keep a
record of Advances made by it and payments received by it with respect to each of its Notes and, subject to
Section 10.6(g), such record shall, as against Borrower, be presumptive evidence of the amounts owing.
Notwithstanding the foregoing sentence, no Lender shall be liable to any Party for any failure to keep such a record.

(d)	Each payment of any amount payable by Borrower
or any other Party under this Agreement or any other Loan
Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or
(B) any jurisdiction (or political subdivision thereof) in which it is "doing business," (ii) any withholding taxes or other taxes based on gross income imposed by the United
States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) and (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by
Section 11.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant
Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower. If Borrower becomes obligated to pay any amount under this Section to any Lender, that Lender will be subject to removal in accordance with Section 11.24;
provided that Borrower shall have paid such amount to that Lender and that Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Lender in writing of its intent to so remove the Lender.

3.11 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

3.12 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Lender not to require payment of any interest (including interest arising under Section 3.7), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest arising under Section 3.7), fee, cost or other amount payable under any Loan
Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

3.13  Administrative Agent's Right to Assume Payments
Will be Made by Borrower.  Unless the Administrative
Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

3.14  Fee Determination Detail.  The Administrative
Agent, and any Lender, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

3.15  Survivability.  All of Borrower's obligations under
Sections 3.5 and 3.6 shall survive for ninety (90) days following the date on which the Commitment is terminated and all Loans hereunder are fully paid.

	Article 4
	REPRESENTATIONS AND WARRANTIES


Borrower represents and warrants to the Lenders, as of the date hereof and as of the Closing Date, that:

4.1 Existence and Qualification; Power; Compliance With Laws. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Delaware and is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

4.2  Authority; Compliance With Other Agreements and
Instruments and Government Regulations. The execution, delivery and performance by Borrower and each Significant Subsidiary of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:

(a)	Require any consent or approval not heretofore
obtained of any partner, director, stockholder, security holder or creditor of such Party;

(b)	Violate or conflict with any provision of such
Party's charter, articles of incorporation or bylaws, as applicable;

(c)	Result in or require the creation or imposition of
any Lien upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

(d)	Violate any Requirement of Law applicable to such
Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in
Schedule 4.3; or

(e)	Result in a breach of or constitute a default under,
or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and neither Borrower nor any Significant Subsidiary is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

4.3 No Governmental Approvals Required. Except as set forth in Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and the Significant
Subsidiaries of the Loan Documents to which it is a Party.
 All authorizations from, or filings with, any Governmental Agency described in Schedule 4.3 will be accomplished as of the Closing Date or such other date as is specified in Schedule 4.3.

4.4  Subsidiaries.

(a)	Schedule 4.4 hereto correctly sets forth the names,
form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower and specifies which thereof, as of the Closing Date, are Restricted Subsidiaries, Significant Subsidiaries and Unrestricted New Venture Entities. Except as described in Schedule 4.4 or Schedule 6.17, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless otherwise indicated in Schedule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Restricted Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, except for Permitted Liens.

(b)	Each Significant Subsidiary is a corporation duly
formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

(c)	Each Restricted Subsidiary is in compliance with
all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

4.5 Financial Statements. Borrower has furnished to the Lenders the audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Year ended January 1, 1998. Such financial statements fairly present in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries as of such date and for such period in conformity with Generally Accepted Accounting
Principles, consistently applied.

4.6 No Other Liabilities; No Material Adverse Changes. Borrower and the Restricted Subsidiaries do not have any material liability or material contingent liability required under Generally Accepted Accounting Principles to be reflected or disclosed and not reflected or disclosed in the balance sheet included in the financial statements described in Section 4.5, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since January 1, 1998. As of any date subsequent to the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date.

4.7 Title to Property. Borrower and the Restricted Subsidiaries have valid title to the Property (other than assets which are the subject of a Capital Lease Obligation) reflected in the balance sheet described in Section 4.5(c), other than items of Property or exceptions to title which are in each case immaterial to Borrower and the Restricted Subsidiaries, taken as a whole, and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens, other than Liens described in
Schedule 4.7 or permitted by Section 6.5.

4.8 Intangible Assets. Borrower and the Restricted Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.
Schedule 4.8 sets forth all trademarks, trade names and trade styles used by Borrower or any of its Subsidiaries at any time within the five (5) year period ending on the Closing Date.

4.9  Public Utility Holding Company Act.  Neither
Borrower nor any Restricted Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of
1935, as amended.

4.10 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of the Restricted Subsidiaries of less than $1,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of the Restricted Subsidiaries and (d) matters set forth in
Schedule 4.10,  there are as of the Closing Date no
actions, suits, proceedings or investigations pending as to which Borrower or any of the Restricted Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting
Borrower or any of the Restricted Subsidiaries or any Property of any of them before any Governmental
Agency.

4.11 Binding Obligations. Each of the Loan Documents to which Borrower or the Significant Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor
Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

4.12 No Default. No event has occurred and is continuing that is a Default or Event of Default.

4.13  ERISA.

(a)	With respect to each Pension Plan:

	(i)  	such Pension Plan complies in all material
respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

	(ii)  	 such Pension Plan has not incurred any
"accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

	(iii)  	no "reportable event" (as defined in
Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect;
and

	(iv)  	Neither Borrower nor any of its Subsidiaries
has engaged in any non-exempt "prohibited transaction"
(as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

(b)	Neither Borrower nor any of the Restricted
Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

4.14  Regulations T, U and X; Investment Company Act.
No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X. Neither Borrower nor any of the Restricted Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

4.15  Disclosure.  No written statement made by a Senior
Officer to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

4.16  Tax Liability.  Borrower and the Restricted
Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of the Restricted
Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves (to the extent required by Generally Accepted Accounting Principles) have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower or any of the Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

4.17 Projections. As of the Closing Date, to the best knowledge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this Section 4.17 shall be construed as a representation or covenant that the Projections in fact will be achieved.
This representation may not be relied upon by any Lender that did not receive a copy of the Projections on or before the Closing Date.

4.18  Hazardous Materials.  Except as described in
Schedule 4.18, (a) neither Borrower nor any of the Restricted Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any of the Restricted Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of the Restricted Subsidiaries on any Real Property, or transported to or from such Real
Property by Borrower or any of the Restricted
Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

4.19 Developed Properties. As of the Closing Date, the facilities described on Schedule 4.19 comprise all of the Developed Property owned by Borrower and the Restricted Subsidiaries.

4.20  Gaming Laws.  Borrower and the Restricted
Subsidiaries are in compliance with all applicable Gaming
Laws in all respects which are material to the operations, businesses and prospects of Borrower and the Restricted
Subsidiaries, taken as a whole.

4.21 Security Interests. The Security Agreement creates a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Permitted Liens and matters disclosed in Schedule 4.7 and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Division 9 of the Uniform Commercial Code does not apply) and all action necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to the Collateral Agent pursuant to Section 8.1 with the appropriate Governmental Agency have been taken and completed. The Trademark Collateral Assignment creates a valid first priority collateral assignment of the Collateral described therein securing the Obligations and all action necessary to perfect the collateral assignment so created, other than the filing thereof with the United States Patent and Trademark Office, will have been taken and completed. The Pledge Agreement (Nevada Gaming) creates a valid first priority security interest in the Pledged Collateral (Nevada
Gaming) and upon delivery of the Pledged Collateral
(Nevada Gaming) to the Collateral Agent (or its designee) in the State of Nevada all action necessary to perfect the security interest so created has been taken and completed.
 The Pledge Agreement (General) creates a valid first priority security interest in the Pledged Collateral (General) and upon delivery of the Pledged Collateral (General) to the Collateral Agent (or its designee) all action necessary to perfect the security interest so created has been taken and completed. Each Deed of Trust creates a valid Lien in the Collateral described therein securing the Obligations, other than those arising under Sections 4.18, 5.12 and 11.22, (subject only to Permitted Liens and matters described in Schedule 4.7), and all action necessary to perfect the Lien so created, other than recordation or filing thereof with the appropriate Governmental Agencies, have been taken and completed.

	Article 5
	AFFIRMATIVE COVENANTS
	(OTHER THAN INFORMATION AND
	REPORTING REQUIREMENTS)


So long as any Advance remains unpaid or any portion of the Commitment remains in force, Borrower shall, and shall cause each of the Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and the Restricted Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves (to the extent required by Generally Accepted Accounting Principles) for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or any of the Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

5.2 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business except (a) where the failure to so preserve and maintain the existence of any Restricted Subsidiary and such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect and (b) that a merger permitted by Section 6.2 shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material
Adverse Effect.

5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of Borrower and the Restricted Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

5.4 Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and the Restricted Subsidiaries operate and, in any event, such insurance as may be required under the Deeds of Trust.

5.5 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant
Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Borrower and the Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit the Administrative Agent or any Lender (through the Administrative Agent), or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative
Agent or any Lender (through the Administrative Agent) true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower.

5.7 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally
Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of the Restricted Subsidiaries.

5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

5.9 Use of Proceeds. Use the proceeds of Loans solely to refinance or retire existing Indebtedness of Borrower.

5.10 Future Collateral. Upon the acquisition by Borrower or any Significant Subsidiary of (a) any capital stock of a new Subsidiary, deliver the certificates evidencing such capital stock in pledge to the Collateral Agent pursuant to the Pledge Agreement (Nevada Gaming) or Pledge
Agreement (General), as the case may be, (b) upon consummation of the Jaffe Transaction, deliver certificates evidencing 100% of the shares of capital stock of ANI and the remaining 51% of the shares of capital stock of HRN to the Collateral Agent in pledge pursuant to the Pledge Agreement (Nevada Gaming), subject to prior approvals required under applicable Gaming Laws, and the Pledge Agreement (General), as applicable, and (c) any fee simple interest in real Property or any vessel, vehicle or other Property which is not subject to the Lien of the Collateral Documents, execute and deliver to the Collateral Agent such Collateral Documents as are appropriate therefor as requested by the Collateral Agent to create a Lien thereon securing the Obligations and the Obligations under the Amended Revolver subject in priority only to Permitted Liens and Liens existing thereon prior to such acquisition (and not done in contemplation thereof); provided, however, that such Collateral
Documents shall not be required if Borrower delivers to the Administrative Agent promptly following any such acquisition an Officers' Certificate stating that the aggregate fair market value of such Property plus the aggregate fair market value of all other Property (except
(a) any gaming license issued under any Gaming Law,
(b) the assets and capital stock of ANI, (c) the assets and 51% of the capital stock of HRN and (d) the gaming equipment and capital stock of AMGC) owned by Borrower and the Restricted Subsidiaries that is not subject to the Lien of the Collateral Documents is less than $20,000,000.

5.11  New Significant Subsidiaries.  Cause each of its
Restricted Subsidiaries which hereafter becomes a Significant Subsidiary to execute and deliver to the Administrative Agent an instrument of joinder of the Subsidiary Guaranty, Security Agreement and the
Trademark Collateral Assignment.

5.12  Hazardous Materials Laws.  Keep and maintain all
Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous
Materials Laws and promptly notify the Administrative
Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable
Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous
Materials and (c) discovery by any Senior Officer of Borrower of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real
Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable
Hazardous Materials Laws.

5.13	Intercompany Notes.  Execute a promissory note
(in a form reasonably acceptable to the Administrative
Agent) evidencing any Indebtedness of Borrower or a Restricted Subsidiary to any Restricted Subsidiary which is in an amount of $5,000,000 or more, and cause each payee of such promissory note to deliver the same to the Collateral Agent with an endorsement in blank as Pledged
Collateral (General).

	Article 6
	NEGATIVE COVENANTS


So long as any Advance remains unpaid or any portion of the Commitment remains in force, Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

6.1 Disposition of Property. Make any Disposition of its Property, whether now owned or hereafter acquired, (a) if, giving effect thereto, the aggregate book value or fair market value (whichever is greater) of all Dispositions made since the Closing Date would exceed $60,000,000 or
(b) that is otherwise prohibited by clause (a) hereof unless
(i) at least 85% of the proceeds from such Disposition are received in Cash; provided however, that the amount of
(A) any Indebtedness (as shown on Borrower's or such Subsidiaries' most recent balance sheet or in the notes thereto) of Borrower or any such Subsidiary that are assumed by the transferee of any asset in connection with any Disposition and (B) any deferred payment obligations received by Borrower or any such Subsidiary as proceeds of a Disposition that are concurrently with the Disposition converted into Cash without recourse to Borrower or any of its Subsidiaries, shall be deemed to be Cash for purposes of this provision, (ii) Borrower or such Subsidiary receives consideration at the time of such Disposition at least equal to the fair market value of the shares or assets sold (as determined by the Board of Directors of Borrower and evidenced by a board resolution) and (iii) the Net Cash Proceeds received by Borrower or such Subsidiary from such Disposition are applied as follows: (y) Borrower may, within 12 months of such Disposition, invest such Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Disposition or in properties and assets that will be used in the business of Borrower or its Subsidiaries existing on the date of this Agreement or in a business reasonably related thereto and (z) the amount of such Net Cash Proceeds not invested as set forth in clause (y) above shall on or prior to the first anniversary of such Disposition be applied by Borrower to the prepayment, on a pro rata basis with the prepayment of the Notes and the permanent reduction of the Commitment under the Amended Revolver on or prior to the Banking
Day following the date such Net Cash Proceeds are not so invested, at a price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of prepayment.

		6.2  Mergers.  Merge or consolidate with or
into any Person, except:

(a)	mergers and consolidations of a Subsidiary of
Borrower into Borrower or a Restricted Subsidiary (with any of Borrower or the Restricted Subsidiary as the surviving entity) or of Borrower or Restricted Subsidiaries of Borrower with each other, provided that Borrower and each of such Subsidiaries have executed such amendments to the Loan Documents as the Administrative Agent may reasonably determine are appropriate as a result of such merger; and

(b)	a merger or consolidation of Borrower or any
Restricted Subsidiary with any other Person, provided that
(i) either (A) Borrower or the Restricted Subsidiary is the surviving entity, or (B) the surviving entity is a corporation organized under the Laws of a State of the United States of America or the District of Columbia and, as of the date of such merger or consolidation, expressly assumes, by an appropriate instrument, the Obligations of Borrower or the Restricted Subsidiary, as the case may be,
(ii) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom, and
(iii) as a result thereof, no Change in Control has occurred.

6.3  Restricted Payments. (a) Directly or indirectly,
(i) declare or pay any dividend on or make any distribution or payment on its Capital Stock or to its stockholders (in their capacity as stockholders) (other than dividends or distributions payable solely in its Qualified Capital Stock and, in the case of a Restricted Subsidiary, dividends or distributions payable to Borrower or a Wholly Owned Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value, any shares of Capital Stock of Borrower (except, in the case of a Restricted Subsidiary, from Borrower) or any Subsidiary of Borrower (other than a Wholly Owned Subsidiary),
(iii) acquire, retire or redeem any Indebtedness of or otherwise make any Investment in any Affiliate of Borrower (other than a Permitted Investment) or
(iv) purchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund or mandatory redemption payment of a Subordinated Obligation or any other Indebtedness of Borrower or of any Affiliate of Borrower that is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which is scheduled to mature (after giving effect to any and all unconditional (other than as to the giving of notice) options to extend the maturity thereof) on or after the Maturity Date, if at the time of any such declaration, distribution, payment, purchase, redemption, acquisition or retirement (collectively, the "Restricted Payments") and after giving effect thereto (including, without limitation, in calculating on a pro forma basis, as if such proposed Restricted Payment had been made, the Consolidated Fixed Charge Coverage Ratio of Borrower for purposes of clause (y) below):

(x)	any Event of Default shall have occurred and be
continuing; or

(y)	Borrower could not incur at least $1.00 of
additional Indebtedness pursuant to Section 6.4(a); or

(z)	the aggregate amount of Restricted Payments for all
such purposes made subsequent to the Closing Date would exceed an amount equal to the sum of (i) 50% of aggregate Consolidated Net Income (or if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued on a cumulative basis in the period commencing on the Closing Date and ending on the last day of the Fiscal Quarter immediately preceding the relevant Transaction Date, (ii) the aggregate net proceeds, including Cash and the fair market value of Property other than Cash (as determined in good faith by the Board of Directors of Borrower, whose determination shall be conclusive, and evidenced by a resolution of such Board of Directors filed with the Agent) received by Borrower from the issuance or sale to any Person (other than a Subsidiary of Borrower) during the period commencing on the Closing Date and ending on such Transaction Date of Qualified Capital Stock of Borrower (other than Capital
Stock of Borrower issued upon conversion of or in exchange for securities of Borrower and Capital Stock of Borrower issued in a transaction described in clause
(b)(iv) below, except to the extent of any payment to Borrower in addition to the securities of Borrower surrendered), (iii) to the extent not included in (ii) above, the aggregate net proceeds, including Cash and the fair market value of Property other than Cash (as determined in good faith by the Board of Directors of Borrower, whose determination shall be conclusive, and evidenced by a resolution of such Board of Directors filed with the Agent) received by Borrower from the issuance or sale to any Person (other than a Subsidiary of Borrower) during the period commencing on the Closing Date and ending on such Transaction Date, of any debt securities evidencing Indebtedness of Borrower or of any Disqualified Stock of Borrower, if, and to the extent that, as of such Transaction Date such debt securities or Disqualified Stock, as the case may be, have been converted into, exchanged for or satisfied by the issuance of Qualified Capital Stock of Borrower, (iv) to the extent that any Restricted Investment that was made after the date of this Agreement is sold for Cash or otherwise liquidated or repaid for Cash, the lesser of (A) the Cash return of capital with respect to such Restricted Investment (less the expense of disposition, if any) and (B) the initial amount of such Restricted Investment, (v) 50% of any Cash dividends received by Borrower or a Wholly-Owned Subsidiary after the date of this Agreement from an Unrestricted New Venture Entity, to the extent that such dividends were not otherwise included in Consolidated Net Income of Borrower for such period and (vi) to the extent that any Unrestricted
New Venture Entity is redesignated as a Restricted
Subsidiary after the date of this Agreement, the fair market value of the Investment in such Subsidiary by Borrower or any other Restricted Subsidiary as of the date of such redesignation; provided, however, that, if Borrower and its Restricted Subsidiaries have made any Investments during the period commencing on the Closing Date and ending on such Transaction Date, the proceeds of which Investments were used, directly or indirectly, by the recipients thereof to purchase Qualified Capital Stock of Borrower or other securities that have been converted into, exchanged for or satisfied by the issuance of Qualified Capital Stock of Borrower, the aggregate amount determined under clauses
(ii) and (iii) shall be net of the aggregate amount of such Investments.

(b)	The provisions of this Section 6.3 shall not
prohibit:

(i)	Borrower or any Restricted Subsidiary from paying
a dividend on its own Capital Stock within 60 days after the declaration thereof if, on the date when the dividend was declared, Borrower or such Restricted Subsidiary, as the case may be, could have paid such dividend in compliance with the other provisions of this Section 6.3;

(ii)	Borrower or any Restricted Subsidiary from
redeeming or repurchasing its securities in the event that the holder of such securities has failed to qualify or to be found suitable or otherwise eligible under a Gaming Law to remain as a holder of such securities;

(iii)	Borrower or any Restricted Subsidiary from
redeeming or purchasing, for an amount not exceeding
$750,000 in the aggregate, all or a portion of the shares of Class A preferred stock of Ramada New Jersey Holdings outstanding on the Closing Date;

(iv)	the redemption, repurchase, retirement, defeasance
or other payment or acquisition of any Subordinated
Obligation or Capital Stock of Borrower in exchange for,
or out of the net cash proceeds of the substantially
concurrent sale (other than to a Subsidiary of Borrower)
of, other Capital Stock of Borrower (other than any
Disqualified Stock); and
(v)	the redemption, repurchase, retirement, defeasance
or other payment or acquisition of Subordinated
Obligations with the net cash proceeds from an incurrence of New Subordinated Debt;

provided, however, that the aggregate amount of any payment, dividend, acquisition, redemption or distribution made by Borrower or any Restricted Subsidiary pursuant to subsection (b)(i) or (ii) shall be included in any computation under Section 6.3(a) of the aggregate amount of Restricted Payments made by Borrower and its Restricted Subsidiaries, and the aggregate amount of any payment, dividend, acquisition, redemption or distribution made by Borrower or any Restricted Subsidiary pursuant to subsection (b)(iii), (iv) or (v) shall not be included in any such computation;

(c)	So long as no Event of Default shall have occurred
and be continuing, the provisions of this Section 6.3 shall not prohibit Borrower and its Restricted Subsidiaries from:

(i)	acquiring shares of Capital Stock of Borrower (A)
to eliminate fractional shares, (B )from an employee who has purchased or otherwise acquired shares of Capital
Stock of Borrower under an employee stock option or employee stock purchase agreement or other plan or agreement reserving to Borrower the option to repurchase the shares but in no event for a price greater than the higher of fair market value or the price at which such securities were sold by Borrower and (C) pursuant to a court order, provided that the aggregate consideration paid by Borrower and its Restricted Subsidiaries pursuant to subclauses (A) and (B) above shall not exceed $1,000,000 in any Fiscal Year of Borrower;

(ii)	declaring or paying any dividend on, or redeeming
or repurchasing, shares of the Series B Preferred Stock in either case that is or becomes scheduled or required pursuant to the Series B Preferred Stock outstanding as of the Closing Date;

(iii)	redeeming or purchasing the Preferred Share
Purchase Rights at a price not exceeding $0.01 per right and $2,000,000 in the aggregate;

(iv)  	acquiring, retiring or redeeming any Indebtedness
of, or otherwise making any Investment in, TEGP in connection with the TEGP Loan Agreement, except to the extent that the aggregate amount of any such Investment in TEGP in connection with the TEGP Loan Agreement exceeds the outstanding principal amount owed to third parties under the TEGP Loan Agreement at the Closing
Date;

(v)  	purchasing the TEGP Property or the Jaffe
Partnership Interest;

(vi) 	paying up to $75,000,000 on account of
Subordinated Obligations or for the purchase, redemption or defeasance thereof; or

(vii)  	making any Restricted Payment not otherwise
permitted by this Section 6.3, provided that the aggregate amount of Restricted Payments made pursuant to this clause (vii) from and after the Closing Date shall not exceed $30,000,000;

provided, however, that the aggregate amount of any payment, dividend, acquisition, redemption or distribution made by Borrower or any Restricted Subsidiary pursuant to subsection (c)(i), (ii), (iii) or (vii) shall be included in any computation under Section 6.3(a) of the aggregate amount of Restricted Payments made by Borrower and its Restricted Subsidiaries, and the aggregate amount of any payment, dividend, acquisition, redemption or distribution made by Borrower or any Restricted Subsidiary pursuant to subsection (c)(iv), (v) or (vi) shall not be included in any such computation.

6.4 Indebtedness. (a) Create, incur, assume, guarantee or otherwise become liable with respect to, or become responsible for the payment of, any Indebtedness unless, after giving effect thereto, the Consolidated Fixed Charge
Coverage Ratio of Borrower is greater than 1.9 to 1.

(b)	Notwithstanding the foregoing, Borrower and its
Restricted Subsidiaries may incur, create, assume, guarantee or otherwise become liable with respect to, or become responsible for the payment of, any or all of the following: (i) Indebtedness not otherwise permitted pursuant to clauses (ii) through (xii) below in an aggregate amount at any time outstanding of up to $50,000,000; (ii) Indebtedness incurred pursuant to Section 2.6 of this Agreement, (iii) the Existing 11% Subordinated Debt and the Existing 13 3/4% Subordinated Debt; (iv) Indebtedness of Borrower and its Restricted Subsidiaries remaining outstanding on the Closing Date giving effect to the contemplated application of the proceeds; (v) Indebtedness to Borrower or to a Restricted Subsidiary; (vi)
Indebtedness incurred by Borrower or any Restricted Subsidiary in connection with (a) the construction of any new facility or facilities related to the gaming business or any related business of Borrower or any Restricted Subsidiary or in connection with the expansion by Borrower or any Restricted Subsidiary of any of its existing facilities; provided, however, that the aggregate principal amount of all such Indebtedness incurred on and subsequent to the Closing Date shall not exceed $100,000,000, (b) the maintenance, refurbishment or replacement by Borrower or any Restricted Subsidiary in the ordinary course of business of assets related to the gaming business or any related business of Borrower or any Restricted Subsidiary or (c) the acquisition of slot machines, gaming tables or other similar gaming equipment; (vii) Indebtedness under any revolving credit facility in an aggregate amount of up to $300,000,000;
(viii) Indebtedness incurred to purchase the TEGP
Property or the Jaffe Partnership Interest or to refinance any Indebtedness of TEGP; (ix) Indebtedness incurred in respect of any security deposit under the TEGP Lease; (x) Indebtedness under Currency Agreements or Swap
Agreements (including any Swap Agreements, the purpose of which is to alter or replace, or lengthen or shorten the maturity of, any Swap Agreement previously incurred pursuant to this clause (x)), provided that such Currency Agreements or Swap Agreements are related to payment obligations on Indebtedness otherwise permitted by this
Section 6.4; (xi) Indebtedness incurred in respect of performance bonds, bankers' acceptances, letters of credit and surety bonds provided by Borrower or any Restricted Subsidiary in the ordinary course of business; and (xii) Indebtedness ("Replacement Indebtedness") the proceeds of which are used to refinance (a) all or a portion of the Notes, (b) any other permitted Indebtedness of Borrower and its Restricted Subsidiaries or (c) permitted successor or replacement Indebtedness, in each case in a principal amount (or, if such Replacement Indebtedness does not require Cash payments prior to maturity, with an original issue price) not to exceed an amount equal to the aggregate of the principal amount plus any prepayment penalties, premiums and accrued and unpaid interest on the Indebtedness so refinanced and customary fees, expenses and costs related to the incurrence of such Replacement Indebtedness, provided that, in the case of this clause (xii), (1) if the Notes are refinanced in part, such Replacement Indebtedness is expressly made pari passu or subordinate in right of payment to the remaining Notes, (2) if the Indebtedness to be refinanced is subordinate in right of payment to the Notes, such Replacement Indebtedness is subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinate to the Notes,
(3) if the Indebtedness to be refinanced is pari passu in right of payment to the Notes, such Replacement
Indebtedness is pari passu or subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is pari passu to the Notes and (4) if the Notes are refinanced in part or if the Indebtedness to be refinanced is subordinate in right of payment to the Notes and scheduled to mature after the maturity date of the Notes, such Replacement
Indebtedness determined as of the date of incurrence does not mature prior to the final scheduled maturity date of the Notes and the Average Life of such Replacement
Indebtedness is equal to or greater than the Average Life of the remaining Notes.

6.5 Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property or Capital Stock, whether now owned or hereafter acquired, or assign, or permit any Restricted Subsidiary to assign, any right to receive income, other than: (i) Liens existing as of the date of this Agreement or arising hereafter pursuant to the Amended Revolver or this Agreement; (ii) Liens in favor of Borrower; (iii) Liens securing Indebtedness (including, without limitation, any obligation, contingent or otherwise, for borrowed money of any Person secured by any Lien in respect of Property of Borrower or any Restricted Subsidiary, even though neither Borrower nor any Restricted Subsidiary has assumed or become liable for payment of such obligation) of Borrower or any Restricted Subsidiary, provided that, with respect to any Indebtedness that is pari passu with the Notes, the Notes are secured by Liens equal and ratable to such Liens and, with respect to Indebtedness that is subordinated to the Notes, the Notes are secured by Liens that are senior to such Liens; (iv) Permitted Liens and (v) any Lien on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by Borrower or any Restricted Subsidiary that holds, directly or indirectly through a holding company or otherwise, a license under any Gaming Law of the State of Nevada; provided that this clause (v) shall apply only so long as the Gaming
Laws of the State of Nevada provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (v) shall be of no further effect; and provided further that if at any time Borrower creates or suffers to exist a Lien covering such securities in favor of the holder of any other Indebtedness, it will (subject to any approval required under the Gaming Laws of the State of Nevada) concurrently grant a pari passu Lien likewise covering such securities in favor of the Administrative Agent for the benefit of the Lenders.

6.6 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Borrower and expressly authorized by a resolution of the board of directors of Borrower which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among Borrower and the Restricted Subsidiaries, and (d) transactions on overall terms at least as favorable to Borrower or the Restricted Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

6.7  Significant Subsidiaries.  Permit any Restricted
Subsidiary that is, as of the Closing Date, a Significant
Subsidiary to cease being a Restricted Subsidiary.

6.8 Amendments to Subordinated Obligations. Amend or modify any of the subordination provisions contained in Article Ten of the Existing Indentures (or the definitions of terms used therein) or in the comparable subordination provisions of any other indenture, agreement or instrument evidencing or governing any Subordinated Obligation in any respect that will or may adversely affect the interests of the Lenders.

6.9	Amendments to Amended Revolver.  Amend or
modify any term or provision of the Amended Revolver that would (a) shorten the maturity date thereof,
(b) accelerate the scheduled reduction dates of the commitment thereunder, (c) increase any scheduled reduction amount thereunder or (d) increase any mandatory prepayment thereunder.

	Article 7
	INFORMATION AND REPORTING REQUIREMENTS


7.1  Financial and Business Information.  So long as any
Advance remains unpaid or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

(a)	As soon as practicable, and in any event within
60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and (ii) the consolidating (in accordance with past consolidating practices of Borrower) balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

(b)	As soon as practicable, and in any event within
105 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, stockholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year and (ii) consolidating (in accordance with past consolidating practices of Borrower) balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting
Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Lenders. Unless such independent public accountants do not, as a matter of firm policy, generally provide similar information at the request of their audit clients, such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default described in Sections 9.1(a), (b), (c), or (f) or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default;

(c)	Promptly after request by the Administrative Agent
or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

(d)	Promptly after the same are available, copies of
each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the
Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section 7.1;

(e)	Such other data and information as from time to
time may be reasonably requested by the Administrative
Agent or the Requisite Lenders.

7.2 Compliance Certificates. So long as any Advance remains unpaid or any portion of the Commitment remains outstanding, Borrower shall, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(b), a Compliance Certificate signed by a Senior Officer.

	Article 8
	CONDITIONS


8.1 Initial Advances. The obligation of each Lender to make the initial Advance to be made by it is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances
(unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

(a)	The Administrative Agent shall have received all of
the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative
Agent otherwise agrees or directs):

(1)	the Global Assignment and Release executed by all
parties thereto;

(2)	at least one (1) executed counterpart of this
Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Lenders and Borrower;

(3)	Notes executed by Borrower in favor of each
Lender, each in a principal amount equal to that Lender's
Pro Rata Share of the Commitment;

(4)	the Confirmation of the Guaranty executed by each
Significant Subsidiary;

(5)	the Global Collateral Documents Amendment
executed by Borrower and each Significant Subsidiary
(other than HRN);

(6)	such amendments to financing statements on
Form UCC-1 executed by Borrower and each Significant
Subsidiary (other than HRN) with respect to the Global
Collateral Documents Amendment as the Administrative
Agent may request;

(7)	Ancillary Collateral Documents, executed by such
Parties as the Administrative Agent specifies;

(8)	the Intercreditor Agreement executed by the
Revolver Agent;

(9)	with respect to Borrower and each Significant
Subsidiary, such documentation as the Administrative
Agent may require to establish the due organization, valid existence and good standing of Borrower and each such Subsidiary, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

(10)	the Opinions of Counsel;

(11)	assurances from the Title Company that it is
prepared to issue such endorsements to the existing ALTA lender's policies insuring the Lien of the Deeds of Trust as may be reasonably requested by the Administrative Agent, subject only to such exceptions as are reasonably acceptable to the Administrative Agent, and with such assurances as the Administrative Agent may reasonably require from title re-insurers acceptable to the Administrative Agent;

(12)	such assurances as the Administrative Agent deems
appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan
Documents to the extent that such approval is required by applicable Gaming Laws;

(13)	written evidence that the Supplemental Loan
Agreement has been or will be concurrently terminated and all Liens securing such facility have been or will be concurrently released;

(14)	a Certificate of a Responsible Official certifying
that incurrence by Borrower of the Obligations will not violate the Existing 11% Subordinated Debt Indenture or the Existing 13 3/4% Subordinated Debt Indenture;

(15)	a Certificate of a Responsible Official signed by a
Senior Officer of Borrower certifying that the conditions specified in Sections 8.1(g) and 8.1(h) have been satisfied;
and

(16)	such other assurances, certificates, documents,
consents or opinions as the Administrative Agent reasonably may require.

(b)	The arrangement fee payable pursuant to
Section 3.2 shall have been paid.

(c)	The upfront fees payable pursuant to Section 3.3
shall have been paid.

(d)	Any agency fees payable on the Closing Date
pursuant to Section 3.4 shall have been paid.

(e)	The reasonable costs and expenses of the
Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid.

(f)	Borrower shall have delivered to the trustees under
the Existing Indentures a written statement designating the Obligations as "Designated Senior Indebtedness" under such Indentures.

(g)	The representations and warranties of Borrower
contained in Article 4 shall be true and correct.

(h)	Borrower and any other Parties shall be in
compliance with all the terms and provisions of the Loan
Documents, and giving effect to the initial Advance no Default or Event of Default shall have occurred and be continuing.

(i)	All legal matters relating to the Loan Documents
shall be satisfactory to Sheppard, Mullin, Richter &
Hampton LLP, special counsel to the Administrative Agent.

(j)	The Closing Date shall have occurred on or before
June 12, 1998.

	Article 9
	EVENTS OF DEFAULT AND REMEDIES UPON
EVENT OF DEFAULT


9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

(a)	Borrower fails to pay any principal on any of the
Notes, or any portion thereof, on the date when due; or

(b)	Borrower fails to pay any interest on any of the
Notes, or any fees under Section 3.6, or any portion thereof, within five (5) Banking Days after the date when due; or fail to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five (5) Banking Days after demand therefor; or

(c)	Borrower fails to comply with any of the covenants
contained in Article 6; or

(d)	Borrower, any of the Significant Subsidiaries or
any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed within ten (10) Banking Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

(e)	Any representation or warranty of Borrower or any
of the Significant Subsidiaries made in any Loan
Document, or in any certificate or other writing delivered by Borrower or such Significant Subsidiary pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

(f)	Borrower or any of the Restricted Subsidiaries
(i) fails to pay the principal, or any principal installment, of any present or future indebtedness (including the Amended Revolver) for borrowed money of $25,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $25,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future indebtedness (including the Amended Revolver) for borrowed money of $25,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $25,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due or the right to require
Borrower or any Restricted Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such indebtedness and any such failure to pay, perform or observe described in clauses (i) or (ii) above continues (without cure or waiver by the holders of such indebtedness) for a period of thirty (30) days; or

(g)	Any event occurs which gives the holder or holders
of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated
Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated
Obligation; or the trustee for, or any holder of, a Subordinated Obligation breaches any subordination provision applicable to such Subordinated Obligation; or

(h)	Any Loan Document, at any time after its execution
and delivery and for any reason other than the agreement or action (or omission to act) of the Administrative Agent or the Lenders or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

(i)	A final judgment against any of Borrower or any of
the Restricted Subsidiaries is entered for the payment of money in excess of $1,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

(j)	Borrower or any of the Significant Subsidiaries
institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

(k)	The occurrence of an Event of Default (as such
term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document;
or

(l)	A final judgment is entered by a court of competent
jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

(m)	Any Pension Plan maintained by Borrower or any
of its Restricted Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

(n)	The occurrence of a License Revocation that
continues for three (3) consecutive calendar days affecting gaming operations accounting for five percent (5%) or more of the consolidated gross revenues of Borrower and the Restricted Subsidiaries.

9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

(a)	Upon the occurrence, and during the continuance,
of any Event of Default other than an Event of Default described in Section 9.1(j): the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan
Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

(b)	Upon the occurrence of any Event of Default
described in Section 9.1(j): the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

(c)	Upon the occurrence of any Event of Default, the
Lenders and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite
Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

(d)	The order and manner in which the Lenders' rights
and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan
Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan
Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. Amounts due to a Lender under a Secured
Swap Agreement shall be considered a principal amount for purposes of the preceding sentence. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

	Article 10
	THE ADMINISTRATIVE AGENT


10.1 Appointment and Authorization. Subject to Section 10.8, each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf (including execution and delivery of the Intercreditor Agreement) and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

10.2  Administrative Agent and Affiliates.  Bank of
America National Trust and Savings Association (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other
Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America National Trust and Savings Association in its individual capacity. Bank of America National Trust and Savings Association (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Lenders. Bank of America National Trust and Savings Association (and each successor
Administrative Agent) need not account to any other
Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

10.3  Proportionate Interest in any Collateral.  The
Collateral Agent, on behalf of the Lenders and the Revolver Lenders, shall hold in accordance with the Intercreditor Agreement and the Loan Documents all items comprising the Collateral. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with
Section 9.2(d), each Lender shall have an interest in the Lenders' interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

10.4 Lenders' Credit Decisions. Each Lender agrees that it has, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

10.5  Action by Administrative Agent.

(a)	Absent actual knowledge of the Administrative
Agent of the existence of a Default, the Administrative
Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent (or the Lender that is then the Administrative Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

(b)	The Administrative Agent has only those
obligations under the Loan Documents as are expressly set forth therein.

(c)	Except for any obligation expressly set forth in the
Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan
Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

(d)	If the Administrative Agent has received a notice
specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite
Lenders (or of all the Lenders, to the extent required by Section 11.2), provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that if the Requisite Lenders (or all the Lenders, if required under Section 11.2) fail, for five (5) Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

(e)	The Administrative Agent shall have no liability to
any Lender for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.

10.6  Liability of Administrative Agent.  Neither the
Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

(a)	May treat the payee of any Note as the holder
thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

(b)	May consult with legal counsel (including in-house
legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/or its Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

(c)	Shall not be responsible to any Lender for any
statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

(d)	Except to the extent expressly set forth in the Loan
Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Borrower or their Subsidiaries.

(e)	Will not be responsible to any Lender for the due
execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral.

(f)	Will not incur any liability by acting or not acting
in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties.

(g)	Will not incur any liability for any arithmetical
error in computing any amount paid or payable by the Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrower and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

10.7 Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share of the Commitment (if the Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross negligence or willful misconduct.
Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by
Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 10.7 shall entitle the Administrative Agent to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from Borrower or any of its Subsidiaries. To the extent that the Administrative Agent is later reimbursed such cost or expense by Borrower or any of its Subsidiaries, it shall return the amounts paid to it by the Lenders in respect of such cost or expense.

10.8  Successor Administrative Agent.  The
Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon thirty (30) days' notice to the Lenders and Borrower.
 If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor
Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
If (a) the Administrative Agent has not been paid its agency fees under Section 3.6 or has not been reimbursed for any expense reimbursable to it under Section 11.3, in either case for a period of at least one (1) year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty
(30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.

10.9 Foreclosure on Collateral. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Collateral Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Lenders and the Revolver Lenders in accordance with the Intercreditor Agreement and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Collateral Agent in comparable syndicated credit facilities.

10.10 No Obligations of Borrower. Nothing contained in this Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Lenders, Borrower's obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

	Article 11
	MISCELLANEOUS


11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative
Agent and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Administrative Agent and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Loan.

11.2  Amendments; Consents.  No amendment,
modification, supplement, extension, termination or waiver of any provision of this Agreement or any other
Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrower or any other
Party therefrom, shall in any event be effective unless in writing signed by the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which the Borrower or any Significant Subsidiary is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative
Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

(a)	To amend or modify the principal of, or the amount
of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitment or the Pro Rata Share of any Lender or the amount of any fee or amount payable to any Lender under the Loan
Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any fee;

(b)	To postpone any date fixed for any payment of
principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any fee, or to extend the term of the Commitment, or to release the Subsidiary Guaranty (except with respect to any Significant Subsidiary which is the subject of a Disposition permitted hereunder);

(c)	to release any material portion of the Collateral
except (i) as expressly provided for in Sections 11.25,
11.26 and 11.27 , (ii) as otherwise expressly provided for in any Loan Document;

(d)	To amend the provisions of the definition of
"Requisite Lenders", Articles 8 or 9 or this Section 11.2, or

(e)	To amend any provision of this Agreement that
expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

11.3 Costs, Expenses and Taxes. Borrower shall pay within five (5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto.
The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by the Administrative Agent or the Lenders (as a group), independent public accountants and other outside experts retained by the Administrative Agent or the Lenders (as a group), whether or not such costs and expenses are incurred or suffered by the Administrative
Agent or the Lenders (as a group) in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrower, the administrative costs of the Administrative
Agent reasonably attributable thereto. Borrower shall pay any and all documentary and other taxes, excluding
(i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts and franchise taxes imposed on it by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (ii) any withholding taxes or other taxes based on gross income imposed by the United
States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by
Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other
Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 11.11 the Administrative Agent and the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative
Agent or any Lender under this Section 11.3 shall bear interest from the second Banking Day following the date of demand for payment at the Default Rate.

11.4 Nature of Lenders' Obligations. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of any of Borrower. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of the Commitment attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The
Administrative Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to Borrower, to replace such a Lender in default.

11.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

11.6 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan
Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 11.6. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

11.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other
Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and
(b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party.
 The execution of this Agreement or any other Loan
Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

11.8  Binding Effect; Assignment.

(a)	This Agreement and the other Loan Documents to
which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Lenders, and their respective successors and assigns, except that, except as permitted in Section 6.3, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal
Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

(b)	From time to time following the Closing Date, each
Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Commitment; provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate or Related Fund of the assigning Lender, shall be approved by the Administrative Agent and Borrower (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) except in the case of an assignment to an Affiliate or Related
Fund of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Commitment that is equivalent to less than $3,000,000 and
(iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking
Days after the date the Administrative Agent has received the Commitment Assignment and Acceptance. For purposes of this Section 11.8, a "Related Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible
Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement.
Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Pro Rata Share of the Commitment, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

(c)	By executing and delivering a Commitment
Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance;
(iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)	The Administrative Agent shall maintain at the
Administrative Agent's Office a copy of each Commitment
Assignment and Acceptance delivered to it and a register
(the "Register") of the names and address of each of the Lenders and the Pro Rata Share of the Commitment held by each Lender, giving effect to each Commitment
Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to the Administrative Agent. After receipt of a completed
Commitment Assignment and Acceptance executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $2,500 from such Lender or Eligible
Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised Schedule 1.1 giving effect thereto. Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata
Share of the Commitment listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata
Share of the Commitment shall be effective, in each case unless and until a Commitment Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Commitment shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro
Rata Share of the Commitment.

(e)	Each Lender may from time to time grant
participations to one or more lenders or other financial institutions (including another Lender) in a portion of its Pro Rata Share of the Commitment; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating lenders or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.5, 3.6, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrower do not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation, (iv) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement,
(v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share of the Commitment as it then exists and shall not restrict an increase in the Commitment, or in the granting Lender's
Pro Rata Share of the Commitment, so long as the amount of the participation interest is not affected thereby and
(vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which
(A) extend any Amortization Date, the Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes, or (D) release any material portion of the Collateral (except as otherwise expressly provided for in any Loan Document).

(f)	Notwithstanding anything in this Section 11.8 to
the contrary, the rights of the Lenders to make assignments of, and grant participations in, their Pro Rata
Shares of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable
Gaming Laws, and to compliance with applicable securities laws.

11.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and the Administrative Agent or any Lender may (but only with the consent of the Requisite Lenders) to the extent permitted by applicable
Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

11.10 Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this
Section 11.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consent to the foregoing arrangements and agree that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

11.11 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless the Administrative
Agent and each Lender and their directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in
Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of its officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Lenders under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify
Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's rights to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this
Section 11.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing).
Any obligation or liability of Borrower to any Indemnitee under this Section 11.11 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

11.12  Nonliability of the Lenders.  Borrower
acknowledges and agrees that:

(a)	Any inspections of any Property of Borrower made
by or through the Administrative Agent or the Lenders are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

(b)	By accepting or approving anything required to be
observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

(c)	The relationship between Borrower and the
Administrative Agent and the Lenders is, and shall at all times remain, solely that of Borrower and the Lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative
Agent nor the Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither
Borrower nor any other Person is entitled to rely thereon;
and

(d)	The Administrative Agent and the Lenders shall not
be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent and the Lenders harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.

11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Lenders in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent and the Lenders, and the Administrative Agent's and the Lenders' successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

11.14 Confidentiality. Each Lender agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to an Affiliate of that Lender provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14, (b) to other Lenders; (c) to legal counsel and accountants for Borrower or any Lender;
(d) to other professional advisors to Borrower or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14; (e) to regulatory officials having jurisdiction over that Lender; (f) to any Gaming Board having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Lender agrees to use its best efforts to notify Borrower of any such disclosure unless prohibited by applicable Laws;
(g) as required by Law or legal process or in connection with any legal proceeding to which that Lender and Borrower are adverse parties; and (h) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public,
(ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section 11.14. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to Borrower.

11.15  Further Assurances.  Borrower and the Significant
Subsidiaries shall, at their expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite
Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

11.16 Integration. This Agreement, together with the other Loan Documents and the letter agreements referred to in Sections 3.2, 3.3 and 3.4, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.17 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California.

11.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

11.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

11.20 Time of the Essence. Time is of the essence of the Loan Documents.

11.21 Foreign Lenders and Participants. Each Lender that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent), within twenty (20) days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be made to such Lender by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Lender by the Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Lender; provided that it is expressly acknowledged and agreed that a Lender that is not a "bank" for purposes of Section 881(c) of the Code and that is claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" may, for purposes of satisfying the foregoing requirement, deliver a Form W-8, or any subsequent versions thereof or successors thereto
(and, if such Lender delivers a Form W-8, a certificate representing that such Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)). Thereafter and from time to time, each such Lender shall (a) promptly submit to Borrower (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrower makes any deduction or withholding for taxes from amounts payable to such Lender. In the event that Borrower or the Administrative Agent become aware that a participation has been granted pursuant to Section 11.8(e) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or the Administrative Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrower and the Administrative Agent as would be required under this
Section if such financial institution were a Lender.

11.22 Hazardous Material Indemnity. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of
(i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous
Materials on any Real Property, the presence of which is caused by the Administrative Agent or the Lenders.
Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section (and under Sections 4.18 and 5.14) shall be unlimited corporate obligations of Borrower and shall not be secured by any deed of trust on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this
Section 11.22 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

11.23 Gaming Boards. The Administrative Agent and each of the Lenders agree to cooperate with all Gaming
Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming
Board relating to Borrower or any of its Subsidiaries or to the Loan Documents.

11.24 Removal of a Lender. Borrower shall have the right to remove a Lender as a party to this Agreement in accordance with this Section (a) under the circumstances set forth in Sections 3.5, 3.6 and 3.10(d) or if any participant permitted by Section 11.8(e) with respect to such Lender makes a claim for payment under any of such Sections and (b) if such Lender is the subject of a Lender Disqualification provided that no Default or Event of Default then exists. If Borrower is so entitled to remove a Lender pursuant to this Section, upon notice from Borrower, the Lender being removed shall execute and deliver a Commitment Assignment and Acceptance covering that Lender's Pro Rata Share of the Commitment in favor of one or more Eligible Assignees designated by Borrower (and acceptable to the Administrative Agent, which acceptance shall not be unreasonably delayed or withheld), subject to payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Lender under this Agreement through the date of assignment.

11.25 Release of Tropicana Collateral. In the event that the Jaffe Transaction is effected such that, pursuant to
Section 5.10, the TEGP Property becomes subject to the Lien of the Collateral Documents, such Lien may be released (so long as no Event of Default then exists under this Agreement or the Amended Revolver) with the written approval of (a) the Requisite Lenders and (b) the Requisite
Lenders under the Amended Revolver.

11.26 Termination; Release of Liens. Upon (a) the expiration or termination of the Commitment, (b) the full and final payment in Cash of the Loans, all interest and fees with respect thereto, (c) the payment of all amounts then demanded by any Lender or indemnitee under Sections 3.5, 3.6, 11.11 and 11.22 and (d) the payment of all other amounts then due under the Loan Documents, the Administrative Agent is hereby authorized by the Lenders to, and the Administrative Agent shall, upon the request of Borrower, execute and deliver to Borrower discharges from further compliance with the covenants contained in Articles 5, 6 and 7 and releases of the Liens created by the Collateral Documents, and shall return any Property pledged to the Administrative Agent as Collateral for the Obligations, notwithstanding the survival of any provisions of this Agreement herein provided for.

11.27 Other Lien Releases. In addition to the provisions of Section 11.25, each of the Lenders hereby authorizes the Administrative Agent to, and the Administrative Agent shall, release any Lien granted to or held by the Administrative Agent upon any Collateral (i) sold, transferred or otherwise disposed of in connection with any transaction not prohibited by the Loan Documents,
(ii) constituting Property leased to Borrower or its Subsidiaries under a lease which has expired or been terminated in a transaction not prohibited by the Loan
Documents or which will concurrently expire and which has not been, and is not intended by Borrower or the relevant Subsidiary to be, renewed or extended,
(iii) consisting of an instrument, if the Indebtedness evidenced by such instrument has been finally repaid in full and (iv) if approved or consented to by those of the Lenders required by Section 11.2 or Section 11.25. If the
Collateral so released consists of capital stock of a Significant Subsidiary, then the Administrative Agent shall concurrently also release such Significant Subsidiary from its obligations under the Subsidiary Guaranty. Upon the request of the Administrative Agent, each Lender shall promptly provide written confirmation of the authority of the Administrative Agent to release such Liens upon any one or more items of Collateral under this Section.

11.28  Waiver of Right to Trial by Jury.  EACH PARTY
TO THIS AGREEMENT HEREBY EXPRESSLY
WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY
CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
ARISING UNDER ANY LOAN DOCUMENT OR IN
ANY WAY CONNECTED WITH OR RELATED OR
INCIDENTAL TO THE DEALINGS OF THE PARTY
HERETO OR ANY OF THEM WITH RESPECT TO
ANY LOAN DOCUMENT, OR THE TRANSACTIONS
RELATED THERETO, IN EACH CASE WHETHER
NOW EXISTING OR HEREAFTER ARISING, AND
WHETHER SOUNDING IN CONTRACT OR TORT OR
OTHERWISE; AND EACH PARTY HEREBY AGREES
AND CONSENTS THAT ANY SUCH CLAIM,
DEMAND, ACTION OR CAUSE OF ACTION SHALL
BE DECIDED BY COURT TRIAL WITHOUT A JURY,
AND THAT ANY PARTY TO THIS AGREEMENT
MAY FILE AN ORIGINAL COUNTERPART OR A
COPY OF THIS SECTION WITH ANY COURT AS
WRITTEN EVIDENCE OF THE CONSENT OF THE
SIGNATORIES HERETO TO THE WAIVER OF THEIR
RIGHT TO TRIAL BY JURY.

11.29  Purported Oral Amendments.  BORROWER
EXPRESSLY ACKNOWLEDGES THAT THIS
AGREEMENT AND THE OTHER LOAN
DOCUMENTS MAY ONLY BE AMENDED OR
MODIFIED, OR THE PROVISIONS HEREOF OR
THEREOF WAIVED OR SUPPLEMENTED, BY AN
INSTRUMENT IN WRITING THAT COMPLIES WITH
SECTION 11.2.  BORROWER AGREES THAT IT WILL
NOT RELY ON ANY COURSE OF DEALING,
COURSE OF PERFORMANCE, OR ORAL OR
WRITTEN STATEMENTS BY ANY
REPRESENTATIVE OF THE ADMINISTRATIVE
AGENT OR ANY LENDER THAT DOES NOT
COMPLY WITH SECTION 11.2 TO EFFECT AN
AMENDMENT, MODIFICATION, WAIVER OR
SUPPLEMENT TO THIS AGREEMENT OR THE
OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AZTAR CORPORATION


By:    NEIL A. CIARFALIA
	Neil A. Ciarfalia
	Treasurer

Address:

Aztar Corporation
2390 East Camelback Road
Suite 400
Phoenix, Arizona 85016

Attn: Neil A. Ciarfalia
  Treasurer

Telecopier:  (602) 381-4108
Telephone:   (602) 381-4113


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Administrative Agent


By:   JANICE HAMMOND
   	Janice Hammond
Vice President

Address:

Bank of America National Trust and Savings Association
555 South Flower Street, 11th Floor, #20529
Los Angeles, California  90071

Attn: Janice Hammond, Vice President

Telecopier:  (213) 228-2299
Telephone:   (213) 228-9861


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as a Lender


By:  FRANCIS GRIFFIN
   	Francis Griffin
Attorney-In-Fact

Address:

Bank of America National Trust and Savings Association
231 South LaSalle Street, 18th Floor
Chicago, Illinois 60697

Attn:  Francis Griffin

Telecopier:  (312) 828-7448
Telephone:   (312) 828-8244

With a copy to:

Bank of America National Trust and Savings Association
231 South LaSalle Street, 18th Floor
Chicago, Illinois 60697

Attn:	Catherine Beard

Telecopier: (312) 828-7448
Telephone: (312) 828-6389
ARCHIMEDES FUNDING, L.L.C., as a Lender
By: ING Capital Advisors, Inc., as Collateral Manager



By	MICHAEL D. HATLEY
Michael D. Hatley
Senior Vice President

Address:

Archimedes Funding, L.L.C.
c/o ING Capital Advisors, Inc.
333 South Grand Avenue, suite 4250
Los Angeles, California 90071

Attn: Mike Hatley, Vice President and Portfolio Manager

Telecopier: (213) 346-3972
Telephone: (213) 346-3995


DEEPROCK & COMPANY, as a Lender
By: Eaton Vance Management,
as Investment Advisor

By	PAYSON F. SWAFFIELD
	Payson F. Swaffield
	Vice President
[Printed Name and Title]

Address:

State Street Bank & Trust Company
Corporate Trust Division
Two International Place, 5th Floor
Boston, Massachusetts 02110
Attention: Patrick McEnroe

Telecopier: (617) 664-5366 or (617) 664-5367
Telephone: (617) 664-5407

and

Eaton Vance Management
Attention: Prime Rate Reserves
24 Federal Street, 6th Floor
Boston, Massachusetts 02110

Telecopier: (617) 695-9594
Telephone: (617) 348-0115

	EXHIBIT A

	COMMITMENT ASSIGNMENT AND ACCEPTANCE


		This COMMITMENT ASSIGNMENT AND
ACCEPTANCE ("Assignment") dated as of ____________, ____ is made with reference to that certain Term Loan Agreement dated as of May 28, 1998 (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among Aztar Corporation, a Delaware corporation, ("Borrower"), the lenders from time to time party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Administrative Agent for itself and for the Lenders.

		This Assignment is entered into between
_________________________, the "Assignor" in its capacity as a Lender under the Loan Agreement and ____________________________, the
"Assignee." The Assignor and Assignee hereby represent, warrant and agree as follows:

	1.	Definitions.  Capitalized terms used but otherwise not
defined herein shall have the respective meanings assigned to them in the Loan Agreement. In addition, as used in this Assignment, the following capitalized terms shall have the meanings set forth below:

		"Assigned Pro Rata Share" means that interest in and to all the Assignor's rights and obligations under the Loan Agreement as of the date hereof which represents the percentage interest specified in
Item 2 of Schedule A to this Assignment.

		"Effective Date" means the effective date of this Assignment as determined in accordance with Section 10 of this Assignment.

	2.	Representations and Warranties of the Assignor.  The
Assignor represents and warrants as follows:

			(a)	The Assignor is the legal and beneficial
owner of the Assigned Pro Rata Share. The Assigned Pro Rata Share is free and clear of any adverse claim.

			(b)	The Assignor has full power and
authority, and has taken all action necessary, to execute and deliver this Assignment and any and all other documents required to be executed by it in connection with this Assignment and to fulfill its obligations under, and to consummate the transactions contemplated by this Assignment, and no governmental authorizations or other authorizations are required in connection herewith.

			(c)	This Assignment constitutes the legal,
valid and binding obligation of the Assignor.

			(d)	The Assignor makes no representation or
warranty other than those expressly set forth above and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance by Borrower or its Subsidiaries of its obligations under the Loan Agreement and the other Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, or sufficiency the Loan Agreement or any other Loan Document referred to therein.


	3.	Representations and Warranties of the Assignee.  The
Assignee represents and warrants as follows:

			(a)	The Assignee has full power and
authority, and has taken all action necessary, to execute and deliver this Assignment and any and all other documents required to be executed by it in connection with this Assignment and to fulfill its obligations under, and to consummate the transactions contemplated by this Assignment, and no governmental authorizations or other authorizations are required in connection herewith.

			(b)	The Assignee has independently and
without reliance upon the Administrative Agent or the Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment.
The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement.

			(c)	The Assignee has received copies of the
Loan Agreement together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment.

			(d)	The Assignee is an Eligible Assignee.

			(e)	The Assignee will perform in accordance
with their respective terms all of the obligations which, by the terms of the Loan Agreement, are required to be performed by it as a Lender.

			(f)	This Assignment constitutes the legal,
valid and binding obligation of the Assignor.

	4.	Assignment.  On the terms set forth herein, the Assignor, as of the Effective Date, hereby irrevocably sells, and assigns and transfers to the Assignee all of the rights and obligations of the Assignor under the Loan Agreement, the other Loan Documents and Assignor's Note to the extent of the Assigned Pro Rata Share, and the Assignee irrevocably accepts such assignment of the rights and assumes such obligations from the Assignor on such terms as of the Effective Date. As of the Effective Date, the Assignee shall have the rights and obligations of a "Lender" under the Loan Documents, and the Assignor shall to the extent provided in this Assignment relinquish such rights and interest and be released from such liabilities, duties and obligations under the Loan Documents . The Assignee hereby appoints and authorizes the Administrative Agent, to take such action and to exercise such powers as delegated to the Administrative Agent as are delegated by the Loan Agreement.

	5.	Payments.

			(a)	As of the Effective Date, the Assignee
shall pay to the Assignor, in immediately available funds, an amount equal to the outstanding indebtedness owed to it by the Borrower under the Loan Agreement with respect to the Assigned Pro Rata Share.


			(b)	From and after the Effective Date, the
Administrative Agent shall make all payments under the Loan Agreement in respect of the Assigned Pro Rata Share (including without limitation, all payments of principal, interest and fees, if applicable, with respect to thereto) to the Assignee. The Assignee and the Assignor shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Effective Date between themselves.

	6.	Notes.  The Assignor and the Assignee shall make
appropriate arrangements with the Borrower concurrently with the execution and delivery hereof so that a replacement or a new Note are issued to the Assignor and the Assignee as applicable reflecting their respective Pro Rata Share.

	7.	Notices.  All communications among the parties or notices
in connection herewith shall be in writing and may be hand delivered, telexed, sent by telecopy, U.S. mail or courier service, to the notice address as set forth on the signature pages hereof.

	8.	Counterparts.  The Assignment may be executed in any
number of counterparts as by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

	9.	Governing Law.  THIS ASSIGNMENT SHALL BE
DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND
SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA
WITHOUT REFERENCE TO THE PROVISIONS THEREOF
REGARDING CONFLICTS OF LAW.

	10.	Effective Date.  This Assignment shall become effective on
the date (the "Effective Date") upon which all of the following conditions are satisfied, provided that for all purposes hereof, the term "Settlement Date" (as used in Schedule "A" hereto) means the later of (i) the Settlement Date referred to in Schedule A and
(ii) the Effective Date: (i) the execution of a counterpart hereof by each of the Assignor and the Assignee; (ii) the execution of a counterpart hereof by the Borrower and the Administrative Agent as evidence of their consent hereto to the extent required under
Section 11.8(b) of the Loan Agreement; (iii) the receipt by the Administrative Agent of the processing and recordation fee referred to in Section 11.8 of the Loan Agreement; (iv) the Assignee shall have been (or shall be deemed to have been) recorded in the Register as provided in Section 11.8(d) of the Loan Agreement; (v) in the event the Assignee is a not a United States person, the delivery by the Assignee to the Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Assignee may be required to deliver to the Administrative Agent pursuant to Section 11.21 of the Loan Agreement, and (vi) the receipt by the Administrative Agent of originals or telecopies of the counterparts described above and authorization of delivery thereof.

		IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on Schedule A.


	SCHEDULE A
	TO THE COMMITMENT ASSIGNMENT AND
ACCEPTANCE


	1.	Name and Date of Loan Agreement:  Term
Loan Agreement dated as of May ___, 1998.

	2.	Assigned Portions:




                                                              Term
                                                       Loan Commitment

    (a)	Aggregate Commitments/Loans of All Lenders


                                                      $______________

    (b)	Assigned Pro Rata Share                           ________%

    (c)	Amount of Assigned Pro Rata Share             $______________

	3.	Settlement Date: _______________, ______

	4.	Payment Instructions:

	ASSIGNOR:				                     	ASSIGNEE:

	________________________		_______________________
	________________________		_______________________
	________________________		_______________________
	Attn:_________________			Attn:________________
	Ref: _________________			Ref: ________________

	5.	Notice Address:

	ASSIGNOR:				                     	ASSIGNEE:

	________________________		_______________________
	________________________		_______________________
	________________________		_______________________
	Attn:________________			Attn:________________
	Ref: ________________			Ref: ________________
	Tel: ________________			Tel: ________________
	Fax: ________________			Fax: ________________

	6.	SIGNATURES:

	[NAME OF ASSIGNOR]			          [NAME OF ASSIGNEE]
	as ASSIGNOR				                as ASSIGNEE

	By: _____________________		By: ____________________
     _____________________		    ____________________
   		Printed Name & Title		     Printed Name & Title


	Consented to in accordance
	with Section 11.8 of the
	Loan Agreement

	AZTAR CORPORATION,
	a Delaware corporation

	By: _____________________
     _____________________
		Printed Name & Title


	BANK OF AMERICA NATIONAL TRUST
	AND SAVINGS ASSOCIATION,
	as Administrative Agent

	By: ________________________
     ________________________
		Printed Name & Title

	EXHIBIT B

	COMPLIANCE CERTIFICATE


TO:		BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Administrative
Agent


		Reference is made to that certain Term Loan
Agreement (the "Loan Agreement") dated as of May 28,
1998, by and among Aztar Corporation, a Delaware corporation ("Borrower"), the Lenders therein named, and Bank of America National Trust and Savings Association, as Administrative Agent for itself and the Lenders.
Capitalized terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings given them in the Loan Agreement.

		This Certificate ("Compliance Certificate") is delivered in accordance with Section 7.2 of the Loan
Agreement by a Senior Officer of Borrower.  This
Certificate is delivered with respect to the Fiscal Quarter ended ______________, _____ (the "Test Fiscal
Quarter").


I.	A review of the activities of Borrower and its
Subsidiaries during the fiscal period covered by this Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower and its Restricted Subsidiaries performed and observed all of their respective Obligations.
 To the best knowledge of the undersigned, during the
fiscal period covered by this Certificate, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in
response to which Borrower and the Restricted
Subsidiaries have taken or propose to take the following actions (if none, so state).
_______________________________________________
_______________________________________________
_______________________________________________
_______________________________________________
_______________________________________________
_____________________________________________


II.	The undersigned Senior Officer of Borrower
certifies that the information contained herein is derived from the books and records of Borrower and its Subsidiaries, as applicable, and that each and every matter contained herein correctly reflects those books and records.


III.	To the best knowledge of the undersigned no event
or circumstance has occurred that constitutes a Material
Adverse Effect since the date the most recent Compliance
Certificate was executed and delivered, with the
exceptions set forth below (if none, so state).
_______________________________________________
_______________________________________________
_______________________________________________
_______________________________________________
_______________________________________________
_____________________________________________


Dated:  _______________, _____



	_______________________________________


	_______________________________________
		[Printed Name and Title of
Senior
		Officer of Aztar
Corporation]


	EXHIBIT G

	PROMISSORY NOTE




$_______________			May ___, 1998
	Los Angeles, California


		FOR VALUE RECEIVED, the undersigned promises to pay to the order of _____________________________________________ (the
"Lender"), the principal amount of
_____________________________________________________ AND
NO/100 DOLLARS ($_________________), payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

		Reference is made to the Term Loan Agreement dated as of May ___, 1998, by and among the undersigned, as Borrower, the Lenders which are parties thereto, and Bank of America National Trust and Savings Association, as Administrative Agent for the Lenders (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan
Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

		The principal indebtedness evidenced by this Note shall be payable in installments as provided in the Loan Agreement and in any event on June 30, 2005.

		Interest shall be payable on the outstanding daily unpaid principal amount of the Advance from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.7 of the Loan Agreement, to the fullest extent permitted by applicable Law.
		Each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m. (San Francisco time) on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m. (San Francisco time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

		The Lender shall use its best efforts to keep a record of payments of principal and interest received by it with respect to this Note, and such record shall be presumptive evidence of the amounts owing under this Note.

		The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

		The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

		THIS NOTE SHALL BE DELIVERED TO AND ACCEPTED
BY THE LENDER, OR BY THE ADMINISTRATIVE AGENT ON ITS
BEHALF, IN THE STATE OF CALIFORNIA, AND SHALL BE
GOVERNED BY, AND CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE LOCAL LAWS THEREOF.



AZTAR CORPORATION,
a Delaware
corporation



By:__________________________
	Neil A. Ciarfalia
	Treasurer




	SCHEDULE OF ADVANCES AND
	PAYMENTS OF PRINCIPAL



Date      Interest     Amount of      Unpaid        Notation
           Period      Principal     Principal      Made by
                        Paid          Balance

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